UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.      )

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CAPITAL SOUTHWEST CORPORATION

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5400 LBJ Freeway, Suite 1300 Dallas, TX 75240 214.238.5700 www.capitalsouthwest.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST 2, 2018

To the Shareholders of Capital Southwest Corporation:

The 2018 Annual Meeting of Shareholders of Capital Southwest Corporation (“Capital Southwest”) will be held on August 2, 2018, at 9:00 a.m., Dallas time (the “Annual Meeting”). We will hold our Annual Meeting in the Madison Conference Room, Hilton Dallas Lincoln Centre, 5410 LBJ Freeway, Dallas, Texas 75240. The purpose of this meeting is for our shareholders to consider and vote to:

1.     Elect seven directors to serve until the 2019 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

2.     Approve the Capital Southwest Corporation Amended and Restated 2010 Restricted Stock Award Plan;

3.     Approve, on an advisory basis, the compensation of our named executive officers;

4.     Ratify the appointment by our Audit Committee of RSM US LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2019; and

5.     Transact such other business as may properly come before the Annual Meeting.

The Capital Southwest Board of Directors recommends you vote FOR the preceding four proposals.

Shareholders of record at the close of business on June 5, 2018 are entitled to receive notice and to vote at the Annual Meeting.

Your vote is very important. Accordingly, please vote or authorize a proxy to vote, whether or not you plan to attend the Annual Meeting. You may vote or authorize a proxy to vote by (1) mail by marking, signing, dating and returning the enclosed proxy card in the postage-paid envelope we have provided; (2) Internet at www.proxyvote.com; (3) phone by calling 1‑800‑690‑6903; or (4) attending the Annual Meeting and voting in person. If you plan to attend the Annual Meeting to vote in person and your shares are registered in your own name with our transfer agent, American Stock Transfer & Trust Company, you may do so. If your shares are held in the name of a bank, broker or other nominee (i.e., in street name), you must obtain a proxy from the bank or broker assigning voting rights to you for your shares in order to vote in person at the Annual Meeting. This proxy statement, proxy card and any accompanying proxy materials are first being mailed to shareholders of record on or about June 12, 2018.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON AUGUST 2, 2018.

The Notice of Annual Meeting, this proxy statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2018 (“Annual Report”) are available online at www.proxyvote.com. The proxy statement and Annual Report can also be found on our website www.capitalsouthwest.com under the “SEC Filings” tab or on the SEC’s EDGAR website at www.sec.gov.

Thank you for your support of Capital Southwest Corporation.

By Order of the Board of Directors

Michael Sarner
Chief Financial Officer,
Chief Compliance Officer, Secretary
and Treasurer

June 8, 2018

Dallas, Texas

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PROXY STATEMENT

2018 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 2, 2018

GENERAL INFORMATION

We are furnishing you this proxy statement in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Capital Southwest Corporation, a Texas corporation (the “Company,” “Capital Southwest,” “we,” “us,” or “our”). This proxy statement addresses the items of business for the 2018 Annual Meeting of Shareholders of Capital Southwest (the “Annual Meeting”) to be held on August 2, 2018 or any postponement or adjournment thereof. We will hold the Annual Meeting at 9:00 a.m., Dallas time in the Madison Conference Room, Hilton Dallas Lincoln Centre, 5410 LBJ Freeway, Dallas, Texas 75240. The Notice of Annual Meeting, this proxy statement, our Annual Report on Form 10-K for the fiscal year ended March 31, 2018 (“Annual Report”), the proxy card and any accompanying proxy materials are being mailed to shareholders on or about June 12, 2018. The Company will bear all expenses incurred in connection with this proxy solicitation, which we expect to conduct primarily by mail. In addition, our officers may solicit your proxy by telephone, by facsimile transmission or in person, for which they will not be separately compensated. If your shares are held through a broker or other nominee (i.e., in “street name”), we have requested that your broker or nominee forward this proxy statement to you and obtain your voting instructions, for which the Company will reimburse them for reasonable out-of-pocket expenses. Our principal executive office is located at 5400 LBJ Freeway, Suite 1300, Dallas, Texas 75240.

PROPOSALS TO BE VOTED ON

At the meeting, you will be asked to vote on the following four proposals:

•     Proposal 1:      The election of seven directors to serve until the 2019 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

•     Proposal 2:      The approval of the Capital Southwest Corporation Amended and Restated 2010 Restricted Stock Award Plan;

•     Proposal 3:      An advisory vote on the compensation of our named executive officers; and

•     Proposal 4:      The ratification of our appointment of RSM US LLP as our independent registered public accounting firm for the year ending March 31, 2019.

Our Board recommends that you vote FOR Proposal 1, Proposal 2, Proposal 3 and Proposal 4.

VOTING INFORMATION

Record Date and Who May Vote

Our Board selected the close of business on June 5, 2018 as the record date (the “Record Date”) for determining shareholders entitled to vote at the Annual Meeting. As of the Record Date, we had 16,161,786 shares of common stock outstanding. Each share of our common stock is entitled to one vote on each matter that is voted on at the Annual Meeting.

If your shares were registered directly in your name with American Stock Transfer & Trust Company, our transfer agent and registrar, on the Record Date, you were a shareholder of record on the Record Date and you may vote your shares in person at the Annual Meeting or by proxy without attending the Annual Meeting on the matters to be considered by our shareholders at the Annual Meeting. If your shares were held through a bank, broker or other nominee (the “account holder”) on the Record Date, you are considered the “beneficial owner” of shares held in “street name” and your account holder has the authority to vote your shares at the Annual Meeting in accordance with your instructions.

If your shares are held through a broker, your vote instructs the broker how you want your shares to be voted. If you vote on each proposal, your shares will be voted in accordance with your instructions. Brokers may vote shares they hold in “street name” on behalf of beneficial owners who have not voted with respect to certain “routine” matters. The proposal to ratify the appointment of RSM US LLP (Proposal 4) is considered a routine matter, so brokers may vote shares on this matter in their discretion if no voting instructions are received. However, the election of directors (Proposal 1), the vote on the Capital Southwest Corporation Amended and Restated 2010 Restricted Stock Award Plan (Proposal 2), and the advisory vote on executive compensation (Proposal 3) are not considered routine matters, so brokers have no discretion to vote shares for which no voting instructions are received, and no vote will be cast if you do not vote on those items.

Voting by Internet, by Phone, by Mail or in Person

If your shares are held directly in your name, you may vote or authorize a proxy to vote using any of the following methods:

•     By Internet:    Go to www.proxyvote.com and use the Internet to transmit your voting instructions by electronic delivery of information until 11:59 p.m. Eastern Time on August 1, 2018. Have your proxy card in hand when you access the website and follow the instructions.

•     By Phone:       Call 1‑800‑690‑6903 on any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on August 1, 2018. Have your proxy card in hand when you call and follow the instructions.

•     By Mail:          Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. The named proxies will vote your shares according to your directions.

•     In Person:       You may vote shares held directly in your name in person at the Annual Meeting. If you want to vote shares that you hold in “street name” at the meeting, you must request a legal proxy from your broker, bank or other nominee.

If you sign, date and return your proxy card and do not make any selection on the proxy card, the proxy holders named on your proxy card will vote your shares for (1) the election of all of the director nominees, (2) the proposal to approve the Capital Southwest Corporation Amended and Restated 2010 Restricted Stock Award Plan, (3) the proposal to approve, on an advisory basis, the compensation of our named executive officers, and (4)  the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the 2019 fiscal year.

If your shares are held in street name, these proxy materials are being forwarded to you by your account holder, along with voting instructions. As the beneficial owner, you have the right to direct your account holder how to vote your shares, and the account holder is required to vote your shares in accordance with your instructions. In addition, as the beneficial owner of shares, you are entitled to attend the Annual Meeting. If you are a beneficial owner, however, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy, executed in your favor, from the account holder of your shares.

You may receive more than one proxy statement and proxy card or voting instructions form if your shares are held through more than one account (e.g., through different account holders). Each proxy card or voting instructions form only covers those shares of common stock held in the applicable account. If you hold shares in more than one account, you must provide voting instructions as to all your accounts to vote all your shares.

Confidentiality

Proxy cards, ballots and voting tabulations that identify individual shareholders are confidential. Only the inspectors of election and certain employees associated with processing proxy cards and counting the votes have access to your card.

How to Revoke or Change Your Vote

For shares held of record, you may revoke a proxy or change your vote at any time before the Annual Meeting by any of the following methods:

•	sending a written revocation to our Secretary at our principal executive office;
•	authorizing a subsequent proxy card through the Internet or by telephone;
•	executing and submitting a later dated proxy card; or
•	voting in person at the Annual Meeting.

Unless you attend the Annual Meeting and vote your shares in person, you should change your vote using the same method (by telephone, Internet or mail) that you first used to vote your shares. That way, the inspectors of election for the meeting will be able to verify your latest vote.

For shares held in street name, you should follow the instructions in the voting instructions form provided by the account holder to change your vote. If you want to change your vote as to shares held in street name by voting in person at the Annual Meeting, you must obtain a valid proxy from the account holder that holds those shares for you.

Quorum

The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the shares entitled to vote at the Annual Meeting will constitute a quorum. The Annual Meeting will be held only if a quorum is present. Abstentions and broker non-votes will be treated as shares present for determining whether a quorum is established. A “broker non-vote” occurs when a broker holding shares in “street name” for a beneficial owner is represented in person or by proxy at the meeting but does not vote on a particular proposal because the broker has not received voting instructions from the beneficial owner and cannot or chooses not to vote the shares in its discretion for that particular proposal.

Vote Required; How Votes Are Counted

All votes will be tabulated by the inspectors of election appointed for the Annual Meeting, who will separately tabulate affirmative votes, negative votes and abstentions. Shareholders may not cumulate their votes.

Assuming a quorum is present at the Annual Meeting, the following votes are required to approve each proposal:

Proposal	Vote Required
Proposal One: Election of Directors

Plurality (that is, the largest number) of the votes cast by the holders of shares entitled to vote in the election of directors at the Annual Meeting. Abstentions and broker non-votes  will not be included in determining the number of votes cast and, as a result, do not affect the outcome.

Proposal Two: Approval of the Capital Southwest Corporation Amended and Restated 2010 Restricted Stock Award Plan

The affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to this proposal is required to approve the Capital Southwest Corporation Amended and Restated 2010 Restricted Stock Award Plan. Abstentions  have the same effect as votes cast against the proposal, while broker non-votes will not be included in determining the number of votes cast and, as a result, do not affect the outcome.

Proposal Three: Advisory Vote on the Compensation of our Named Executive Officers

The affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to this proposal is required to approve, on an advisory basis, the compensation of our named executive officers. Abstentions have the same effect as votes cast against the proposal, while broker non-votes will not be included in determining the number of votes cast and, as a result,  do not affect the outcome.

Proposal Four: Ratification of Independent Registered Public Accounting Firm

The affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to this proposal is required to ratify the appointment of RSM US LLP to serve as our independent registered public accounting firm for fiscal year 2019. Abstentions have the same effect as votes cast against the proposal.

We are not aware of any other matters that may be presented or acted on at the Annual Meeting. If you vote by signing and returning the enclosed proxy card or using the telephone or Internet voting procedures, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a shareholder vote that comes before the Annual Meeting.

Questions

If you have any questions about the Annual Meeting, voting or your ownership of our common stock, please contact Michael Sarner at 214-238-5700.

PROPOSAL ONE: ELECTION OF DIRECTORS

At the Annual Meeting, seven directors will be elected to serve one-year terms expiring at the 2019 Annual Meeting of Shareholders. David R. Brooks, Jack D. Furst, T. Duane Morgan, William R. Thomas III, John H. Wilson and Bowen S. Diehl are currently directors and each has been nominated to continue to serve as a director. Our Board is also recommending a new director nominee, Christine S. Battist, for election to our Board at the Annual Meeting. The director nominees were selected by the Nominating and Corporate Governance Committee and approved by the Board for submission to the shareholders.

Board Composition

The Nominating/Corporate Governance Committee (the “NCG Committee”) seeks directors with established, strong professional reputations and experience in areas relevant to our investment strategy. Each of the director nominees holds or has held senior executive positions in large, complex organizations and has experience that meets this objective. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management and leadership development. Each of our directors also has experience serving on or advising boards of directors and board committees of other organizations and has an understanding of corporate governance practices and trends.

The NCG Committee also believes that each of the nominees has other key attributes that are important to an effective board: integrity, candor, analytical skills, the willingness to engage management and each other in a constructive and collaborative fashion, and the ability and commitment to devote significant time and energy to serve on the Board and its committees. The NCG Committee takes into account diversity considerations in determining the director nominees and planning for director succession and believes that, as a group, the nominees bring a diverse range of perspectives to the Board’s deliberations.

In addition to the above, the NCG Committee also considered the specific experience described in the biographical information that follows in determining to recommend the director nominees for election and our Board to conclude that the nominees should serve as our director.

Director Qualifications

The NCG Committee reviews with the Board on an annual basis the appropriate skills and characteristics required of Board members in the context of the then-current composition of the Board. This assessment includes, in addition to qualities of intellect, integrity and judgment, the consideration of business experience and knowledge, reputation and character, issues of diversity, relevant industry and trade association knowledge and participation, accounting and financial expertise, public company experience, willingness and ability to devote the time and effort required to effectively serve on the Board and relevant legal and regulatory qualifications. The NCG Committee makes this determination in the context of an assessment of the perceived needs of the Board at that point in time.

The Board recognizes that its members benefit from service on the boards of other companies. While we encourage that service, we also believe it is critical that directors have the ability to dedicate sufficient time to their service on our Board.

Information about the Directors

For each director nominee, we have highlighted certain key areas of experience that qualify him or her to serve on the Board in each of their respective biographies below. The business address of each director nominee is 5400 LBJ Freeway, Suite 1300, Dallas, Texas 75240. No director nominee otherwise serves as a director of an investment company subject to the Investment Company Act of 1940 (the “1940 Act”). There are currently no family relationships among any director, nominee, or executive officer.

Name and Age	Position Held with Company	Year First Elected or Appointed	Principal Occupation
Independent Directors
David R. Brooks (59)	Chairman of the Board	2017	Chairman and Chief Executive Officer of Independent Bank Group, Inc.
	Director	2014
Christine S. Battist (49)	Director	*	Chief Financial Officer of Avison Young
Jack D. Furst (59)	Director	2014	Founder of Oak Stream Investors
T. Duane Morgan (68)	Director	2012	Former/Retired Senior Vice President of Gardner Denver, Inc.
William R. Thomas III (47)	Director	2014	President of Thomas Heritage Foundation
John H. Wilson (75)	Director	1988	President of U.S. Equity Corporation

Interested Director
Bowen S. Diehl (49)	Director, President and Chief Executive Officer	2015	President and Chief Executive Officer of Capital Southwest Corporation

*Christine S. Battist is not currently a member of our Board, but has been nominated for election at this Annual Meeting.

Director Nominee Biographies

Independent Directors

The Board has determined that Ms. Battist and Messrs. Brooks, Furst, Morgan, Thomas and Wilson are “independent” as defined by the Nasdaq Stock Market Rules and are not “interested persons” for purposes of the 1940 Act.

Christine S. Battist is the Chief Financial Officer of Avison Young, a private commercial real estate services firm. Ms. Battist joined Avison Young in January 2018 and as CFO is responsible for all accounting, finance and strategy activities of the company. Previously, Ms. Battist was the Chief Financial Officer and Treasurer from 2012 to 2016 at Silver Bay Realty Trust Corp. (NYSE: SBY), a public real estate investment trust focused on the acquisition, renovation, leasing and management of single-family properties for rental income and capital appreciation. Prior to this, from 2011 to 2012, Ms. Battist was Managing Director at Two Harbors Investment Corp. (NYSE: TWO), a public real estate investment trust focused on investing, financing and managing residential mortgage-backed securities. From 2007 to 2011, Ms. Battist was Director of Investor Relations at The Mosaic Company (NYSE: MOS), a Fortune 500 agribusiness company. Ms. Battist has over 25 years of experience in the accounting and finance fields, including leading an IPO, secondary offerings, mergers and acquisitions, restructurings, investor relations and establishing finance infrastructure. Ms. Battist holds a Bachelor of Business Administration in Accounting from St. Norbert College and is a Certified Public Accountant in Texas. If elected to the Board, Capital Southwest will benefit from Ms. Battist’s extensive experience and track record of managing accounting, finance and investor relations affairs for public and private companies. In addition, Capital Southwest will benefit from Ms. Battist’s qualification as an “audit committee financial expert” as defined under Item 407 of Regulation S-K.

David R. Brooks will be the Chairman of the Board of Capital Southwest following the Annual Meeting, subject to his re-election. Mr. Brooks is the Chairman of the Board, Chief Executive Officer, and a director of Independent Bank

Group, Inc. (NASDAQ:IBTX), a publicly-traded bank holding company with approximately $9 billion in assets. Mr. Brooks previously served on the board of managers of Noel-Levitz, LLC, a large national higher education consulting company. He also previously served on the board of trustees of Houston Baptist University. Mr. Brooks has over 35 years of experience in the financial services industry and previously served as the chief financial officer at Baylor University. Mr. Brooks holds Bachelor and Master degrees in Business Administration from Baylor University. Capital Southwest benefits from Mr. Brooks’ extensive experience in overseeing the operations and growth of a bank holding company, his executive expertise in public and private companies, his significant experience as a director of public and private companies, and his expertise in financial matters.

Jack D. Furst is the founder of Oak Stream Investors, a private investment firm he started in 2008. Mr. Furst has over 25 years of experience in leveraged acquisitions and private investments. He joined HM Capital Partners LLC, a private equity firm, in 1989, the year it was formed (as Hicks, Muse, Tate & Furst, Inc.). Until 2008, he was a partner in HM Capital and was involved in all aspects of the firm’s business, including originating, structuring and monitoring HM Capital’s investments. Prior to joining HM Capital, Mr. Furst served as a Vice President and subsequently a partner of Hicks & Haas from 1987 to 1989. From 1984 to 1986, Mr. Furst was a mergers and acquisitions/corporate finance specialist for The First Boston Corporation in New York. Before joining First Boston, Mr. Furst was a Financial Consultant at Pricewaterhouse Coopers. Mr. Furst received his Bachelor of Science degree with honors from the College of Business Administration at Arizona State University and his Masters of Business Administration degree with honors from the Graduate School of Business at The University of Texas at Austin. Capital Southwest benefits from Mr. Furst’s senior executive and extensive private equity experience and his significant experience as a director of public and private companies.

T. Duane Morgan is the retired former President of the Engineered Products Group (EPG) of Gardner Denver, a global industrial manufacturer. Under Mr. Morgan, the EPG at Gardner Denver generated $1.1 billion of revenue across four divisions and 22 production facilities in the US, China, Germany, UK and Sweden. He spent almost 10 years with Gardner Denver until it was sold to Kohlberg Kravis Roberts (KKR) in July 2013 for $3.9 billion. Following the sale, Mr. Morgan continued as a Senior Vice President of Gardner Denver and advisor to KKR through July 2014, advising on matters including operational transition and strategy, as well as making presentations to ratings agencies that resulted in favorable financing for KKR and the new company. Prior to Gardner Denver, Mr. Morgan spent 20 years with Cooper Cameron, serving as President or Vice President of several of Cooper Cameron’s major divisions. Mr. Morgan also serves on the board of SACHEM, Inc., a privately-held specialty chemical company. Mr. Morgan holds a Bachelor of Science in Mathematics from McNeese State University and a Masters of Business Administration from Louisiana State University. He served as an Army Air Defense Artillery Officer in South Korea. Mr. Morgan is a National Association of Corporate Directors (“NACD”) Governance Fellow. Capital Southwest benefits from Mr. Morgan’s track record, spanning decades, of successful executive leadership through multiple economic cycles.

William R. Thomas III is a private investor who provides leadership for, and invests in, organizations that create financial return, social impact or both. He has served as President of the Thomas Heritage Foundation since 2008, a nonprofit and grant-making corporation. He manages personally and on behalf of Thomas Heritage Partners, Ltd. approximately 3.7% of the outstanding shares of the Company. Mr. Thomas was a deal professional with Capital Southwest from 2006 to 2012. During this time, Mr. Thomas made, enhanced and monetized investments in stand-alone private companies and add-on opportunities, served on the boards of eleven private companies, and oversaw valuation and regulatory compliance. From 2004 to 2006, Mr. Thomas earned his M.B.A. from Harvard Business School. During a portion of his time at Harvard, Mr. Thomas served as a consultant to private equity clients at Investor Group Services. From 1993 through 2004, Mr. Thomas served in the U.S. Air Force as a pilot in multiple aircraft and led training, safety, acquisition and logistics operations, achieving the rank of Major. Mr. Thomas serves as a director of Encore Wire Corporation (WIRE), is recognized as a National Association of Corporate Directors (NACD) Board Leadership Fellow and graduated from the United States Air Force Academy. Capital Southwest benefits from Mr. Thomas’ professional investment experience and board experience.

John H. Wilson has been President of U.S. Equity Corporation, a private investment company, since 1983. He has over 45 years of experience as an executive or investor in numerous companies in the banking, insurance, manufacturing, communications, health and transportation industries. Mr. Wilson is also a director of Encore Wire Corporation (NASDAQ:WIRE). Mr. Wilson has a Bachelor of Business Administration degree from Baylor University.

Capital Southwest benefits from Mr. Wilson’s diverse industry experience, his significant experience as a director of public and private companies, and his experience as both an executive and an investor in numerous companies.

Interested Director

The Board has determined that Mr. Diehl is an  “interested person” as defined in the 1940 Act due to his position as an officer of the Company.

Bowen S. Diehl has served as President and Chief Executive Officer and as a director of Capital Southwest since October 2015. Mr. Diehl joined Capital Southwest in March 2014 and served as its Chief Investment Officer from March 2014 to October 2015. Prior to joining Capital Southwest, Mr. Diehl was employed by American Capital, Ltd., a publicly traded private equity firm and global asset manager. From 2007 to 2014, he served as Co-Head of American Capital’s Sponsor Finance Group, the group responsible for the majority of American Capital’s middle market lending business. From 2001 to 2007, he served as a senior investment professional in the Dallas Office of American Capital. Mr. Diehl has sourced, structured and managed investments that have included senior and subordinated debt, as well as preferred and common equity in both control and non-control structures. Mr. Diehl’s investment experience relates to a variety of industries including healthcare, business services, industrial manufacturing and consumer finance. Prior to American Capital, Mr. Diehl was a Vice President in Investment Banking at Merrill Lynch, where he gained experience working with companies in the exploration and production, oilfield services, natural gas pipeline, natural gas gathering and processing, homebuilding and semiconductor sectors. Prior to joining Merrill Lynch, Mr. Diehl was a Vice President in the Global Oil and Gas Group at Chase Securities Inc., completing numerous transactions in the upstream and midstream oil and gas sectors. Mr. Diehl earned a Bachelor of Engineering degree, with majors in Environmental/Geotechnical Engineering and Economics, from Vanderbilt University and a Masters of Business Administration from the University of Texas at Austin. In his capacity as President and Chief Executive Officer, Mr. Diehl is an “interested person” under the 1940 Act. Capital Southwest benefits from Mr. Diehl’s extensive experience as a senior investment professional as well as his knowledge of the business development company (“BDC”) industry.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

GOVERNANCE OF THE COMPANY

Compensation Governance Highlights

Clawback Policy

On April 25, 2018, our Board adopted a Clawback Policy effective for all incentive-based compensation (including equity and cash incentives) granted on or after April 25, 2018.  The Clawback Policy requires our Compensation Committee to direct the Company to use reasonable efforts to recover certain incentive-based compensation from our executive officers upon either of the following events:  (1) the executive officer commits willful misconduct that is attributable to the Company being obligated to prepare a restatement of its financial statements; or (2) the executive officer engages in detrimental activity as defined in the Clawback Policy.  Our Clawback Policy applies to our executive officers, which currently consists only of our NEOs. For more information regarding our Clawback Policy, see “Compensation Discussion and Analysis—Clawback Policy.”

Executive Stock Ownership and Holding Policy

On April 25, 2018, our Board adopted a Stock Ownership and Holding Policy that requires our Chief Executive Officer to own common stock equal to four times his annual base salary, the Chief Financial Officer to own common stock equal to three times his annual base salary and all other executive officers to own common stock equal to three times their annual base salaries.  The Stock Ownership and Holding Policy also requires our executive officers to hold 100% of net shares (i.e. shares remaining after payment of taxes) of our common stock acquired pursuant to the exercise of stock options or vesting of restricted stock until the earlier of twelve months following the exercise of stock options or vesting of restricted shares or the executive officer’s termination of employment.  For more information about our Stock Ownership and Holding Policy, see “Compensation Discussion and Analysis—Stock Ownership and Holding Policy.”

Maximum Annual Incentive Opportunity

On April 25, 2018, our Board adopted a maximum limit on the annual cash incentive compensation that can be paid for fiscal 2019 to our NEOs of two times their target annual incentive opportunity.

Amendment and Restatement of the 2010 Restricted Stock Award Plan

We are asking our shareholders to vote to approve the Amendment and Restatement of the 2010 Restricted Stock Award Plan at the Annual Meeting to increase the shares of our common stock available for issuance under the 2010 Restricted Stock Award Plan by 850,000 shares and to implement the following best practice governance provisions:  (i) double-trigger vesting upon a change in control for all future awards of restricted stock granted under the 2010 Restricted Stock Award Plan, (ii) a one-year minimum vesting period for all future awards of restricted stock granted under the 2010 Restricted Stock Award Plan (except with respect to up to 5% of the number of shares of our common stock available for issuance under the 2010 Restricted Stock Award Plan) and (iii) the cancellation or forfeiture of future awards of restricted stock granted under the 2010 Restricted Stock Award Plan in the event the participant engages in detrimental activity in accordance with our Clawback Policy.  The Amendment and Restatement of the 2010 Restricted Stock Award Plan also makes certain other changes as described in “Proposal 2 Approval of the Amendment and Restatement of the 2010 Restricted Stock Award Plan.”

Director Governance Highlights

Director Retirement and Term Limitation Policy

On April 25, 2018, our Board adopted a Director Retirement and Term Limitation Policy which provides that no person may be nominated to stand for election or re-election to the Board as a non-employee director if the election would take place after such person has (1) reached age 72 and/or (2) served on our Board for an aggregate of 12 years.  The Director Retirement and Term Limitation Policy provides that each non-employee director that reaches age 72 and/or an aggregate of 12 years of service on our Board must deliver a letter of resignation to be effective at the next annual meeting of shareholders following such delivery.  Existing directors who have already reached age 72 and/or an aggregate of 12 years of service on our Board at the time this policy was adopted will be required to deliver a letter of resignation to be effective at our 2019 annual meeting of shareholders.

Non-Employee Director Stock Ownership Requirement

In October 2015, our NCG Committee adopted a stock ownership requirement for our non-employee directors to better align the interests of our Board with our shareholders.  The stock ownership requirement provides that each non-employee director of our Board own shares of our common stock equal to 2.5 times the annual director retainer.  On April 25, 2018, our Board amended this stock ownership requirement to require each non-employee director of our Board to own shares of our common stock equal to 3.5 times the annual director retainer.

Board Leadership and Corporate Governance

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing board leadership and that, given the dynamic and competitive environment in which we operate, the right board leadership structure may vary as circumstances warrant. Accordingly, the Board seeks to fulfill its responsibilities by continually seeking the appropriate board leadership and corporate governance for Capital Southwest.

Currently, the offices of Chairman of the Board and Chief Executive Officer are separated. We have no fixed policy with respect to the separation of the offices of the Chairman of the Board and Chief Executive Officer. The Board believes that the separation of the offices is in the best interests of the Company at this time and is an integral part of good corporate governance and the succession planning process.

No single leadership model is right for all companies at all times. Our Board recognizes that depending on the circumstances, other leadership models might be appropriate. Accordingly, our Board periodically reviews its leadership structure.

The Board appoints the members of the Audit Committee, the Compensation Committee and the NCG Committee. Each of these committees has a written charter approved by the Board. These committee charters are available on our website at www.capitalsouthwest.com/governance. The current members of the committees are identified in the following table.

Current Board Committees
Director	Audit	Compensation	Nominating/ Corporate Governance
David R. Brooks	X	X	X
Jack D. Furst	Chair	X	X
T. Duane Morgan	X	X	Chair
William R. Thomas III	X	X	X
John H. Wilson	X	Chair	X

Board Independence and Meeting

During our fiscal year ended March 31, 2018, the Board held ten meetings. In fiscal 2018, each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which he was a director) and (2) the total number of meetings held by all committees of the Board on which he served (held during the periods that he served). We encourage our directors to attend each annual meeting of our shareholders. All directors who were serving at the time of our 2017 annual meeting of shareholders attended the meeting.

Independence

Currently, the Board has six directors. The Board has determined that five of our current directors (Messrs. Brooks, Furst, Morgan, Thomas, and Wilson) are independent, as “independence” is defined by the Nasdaq Stock Market Rules. This means that none of the independent directors has any direct or indirect material relationship with us, either directly or as a partner, shareholder or officer of an organization that has a relationship with us. As a result, the Board has a majority of independent directors on the Board as required by the Nasdaq Stock Market Rules. We monitor the relationships of our directors and officers through a questionnaire that each director and officer completes no less frequently than annually and updates periodically as information provided in the most recent questionnaire changes. Additionally, our Board has determined that Ms. Battist, a director nominee, is independent, as “independence” is defined by the Nasdaq Stock Market Rules.

Executive Sessions

Our independent directors have regularly scheduled executive sessions in which they meet without the presence of management or management directors. These executive sessions occur after each regularly scheduled meeting of the Board.

Board Committees

Audit Committee

The Audit Committee oversees our accounting and financial reporting processes and the audits of the Company’s financial statements. The responsibilities of the Audit Committee include:

•	engaging the Company’s independent registered public accounting firm and conducting an annual review of the independence of such independent registered public accounting firm;
•	pre-approving and approving all audit and non-audit engagements with the Company’s independent registered public accounting firm;
•

reviewing the annual audited financial statements and quarterly financial information with management and the independent registered public accounting firm, including disclosures regarding internal controls;

•	reviewing with the independent registered public accounting firm the scope and the planning of the annual audit;
•	reviewing and discussing with management the results of the audit of the independent registered public accounting firm;
•	discussing risk assessment and corporate policies with respect to financial reporting and valuation of our investments and the Company’s financial risk exposure;
•	approving related party transactions exceeding $50,000 in aggregate value;
•	overseeing investigations into complaints concerning accounting, internal accounting controls and auditing matters;
•	reviewing the adequacy of the Audit Committee charter on an annual basis; and
•	preparing the Audit Committee report to be included in our annual proxy statement.

During fiscal 2018, the Audit Committee met eight times. The Board has determined that each member of the Audit Committee is “independent” as independence for audit committee members is defined by the Nasdaq Stock Market Rules and is not an “interested person” as defined by the 1940 Act. The Board has also determined that each of the Audit Committee members is financially literate and the Board determined that David R. Brooks and Jack D. Furst are each an “audit committee financial expert” as defined under Item 407 of Regulation S-K. In discharging its oversight role, the Audit Committee has authority to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of Capital Southwest and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

Nominating/Corporate Governance Committee

The responsibilities of the NCG Committee include:

•	developing and recommending corporate governance principles and procedures applicable to the Board and the Company’s employees;
•

establishing criteria for selection of potential directors, taking into consideration an established set of desired attributes, and periodically assessing the criteria to ensure they are consistent with best practices and the goals of the Company;

•

reviewing the qualifications, performance and independence of Board members pursuant to criteria and procedures established by the NCG Committee and making recommendations whether each director should stand for re-election when his or her term expires;

•

reviewing annually with the Board the composition of the Board as a whole and recommending, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skill, expertise and diversity desired for the Board and so that the Board meets Nasdaq Stock Market Rules and/or any other regulatory requirements;

•

identifying individuals qualified to become members of our Board consistent with the criteria approved by the Board in our Corporate Governance guidelines and recommending to the Board a slate of director nominees for each annual meeting of our shareholders;

•	considering and evaluating shareholder nominees for election to the Board;
•	recommending to the Board the removal of a director where appropriate;
•	establishing criteria for membership on the Board committees and making recommendations to the Board for appointments to and removal from the committees;
•	reviewing and re-examining the NCG Committee Charter periodically and making recommendations to the Board with respect to any proposed changes;
•	reviewing annually its own performance against the responsibilities outlined in its charter and as otherwise established by the Board;
•

reviewing, at least once annually, the insider trading and related policies adopted by the Board to ensure that they are appropriate for us and comply with the requirements of the Nasdaq Stock Market Rules and/or any other regulatory requirements, recommending to the Board any desirable changes to the Code of Conduct and Ethics, considering any other corporate governance issues that arise from time to time and developing appropriate recommendations for the Board related to any such issues;

•	overseeing and establishing appropriate procedures for the annual evaluation of the Board and management; and
•

developing and recommending to the Board a set of corporate governance guidelines applicable to the Company, reviewing them annually and, if appropriate, recommending changes to the corporate governance guidelines to the Board.

Qualifications for Director Nominees. In considering director nominees, the NCG Committee considers a number of factors, including the following:

•	significant experience that is relevant and beneficial to the Board and Capital Southwest;
•	the ability and willingness to make sufficient time commitments to our affairs in order to perform their duties as directors, including regular attendance at Board and committee meetings;
•	consistent demonstration of strong character and integrity;
•	the ability and willingness to represent the best interests of our shareholders; and
•

whether the nominee is “independent” as defined by the Nasdaq Stock Market Rules, not an “interested person” as defined by the 1940 Act and/or any other regulatory requirements and the Company’s corporate governance guidelines.

During fiscal 2018, the NCG Committee met two times. The Board has determined that each member of the NCG Committee is “independent” as independence is defined by the Nasdaq Stock Market Rules and is not an “interested persons” as defined by the 1940 Act.

Consideration of Director Nominees of Shareholders. The NCG Committee will consider nominees for directors whose names are submitted in writing by a holder of our common stock. Nominations must be addressed to Capital Southwest Corporation, 5400 LBJ Freeway, Suite 1300, Dallas, Texas 75240, Attention: Chairman of the NCG Committee, indicating the nominee’s qualification, and other relevant biographical information and providing confirmation of the nominee’s consent to serve as a director. In order to be considered for the next annual election of directors, any such written request must comply with the requirements in our bylaws.

The NCG Committee will evaluate director nominees recommended by a shareholder, current Board member or other person according to the same criteria as a nominee identified by the NCG Committee. We have used the services of a third-party search firm to identify and assist in evaluating potential nominees and have paid fees in connection with these activities. The Board interviewed several solicited candidates who were evaluated based on established criteria for persons to be nominated, as listed above.

Compensation Committee

The Compensation Committee has the sole authority and responsibility for establishing, administering and reviewing the Company’s policies, programs and procedures for compensating our executive officers and members of the Board. The functions and responsibilities of the Compensation Committee include:

•

reviewing, at least annually, the goals and objectives and the structure of Capital Southwest’s plans for executive compensation, incentive compensation, equity-based compensation, and its general compensation plans and employee benefit plans (including retirement plans);

•	making recommendations to the Board with respect to any new equity or other incentive compensation plans or any changes in the objectives and structure of existing plans;

•

reviewing and evaluating annually the performance of the Company’s executive officers, in light of the goals and objectives of Capital Southwest’s executive compensation plans, and determining executive compensation;

•	overseeing, in consultation with the Chief Executive Officer, the annual evaluation of other executive officers and key employees;
•	recommending grants of equity-based compensation awards to any officer or other employee;
•	meeting with management to review and discuss the Compensation Discussion and Analysis included in this proxy statement;
•	reviewing and reassessing the adequacy of our Clawback Policy and Stock Ownership and Holding Policy; and
•	reviewing and reassessing annually the adequacy of the Compensation Committee Charter and recommending any changes to the Board.

During fiscal 2018, the Compensation Committee met two times. The Board has determined that each member of the Compensation Committee (a) meets the Nasdaq Stock Market Rules with respect to independence and is not an “interested person” as defined by the 1940 Act, and (b) is a “non-employee director” as that term is defined under Rule 16b‑3 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Compensation Committee may retain independent counsel and other independent advisors to assist it in carrying out its responsibilities.

Compensation Committee Interlocks and Insider Participation

During fiscal 2018, no member of the Compensation Committee was an officer or employee of our Company or any of our subsidiaries. No member of the Compensation Committee has any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. In addition, no Compensation Committee interlocking relationship, as set forth under Item 407(e) of Regulation S-K, existed during the year ended March 31, 2018 between any member of the Board, the Compensation Committee or our executive officers.

Board and Committee Evaluations

Our Corporate Governance Guidelines require the Board and each committee of the Board to conduct an annual self-evaluation to determine whether the Board and each committee is functioning effectively. The review focuses on the performance of the entire Board and each committee. In connection with each annual performance evaluation, the Board or committee surveys and receives comments from each director or committee member regarding an assessment of the Board’s or the committee’s performance. The Board also reviews the NCG Committee’s recommendations concerning the performance and effectiveness of the Board and each of its committees. The NCG Committee will also review the individual performance of a director as circumstances warrant. On April 25, 2018, our NCG Committee proposed and our Board adopted a limit on the length of time that a director can serve as a committee chairperson. Pursuant to the resolution, no director may serve as a chairperson of a Board committee for longer than six years. However, the resolution does not limit the length of time that such director can serve on a Board committee in a non-chairperson capacity.

Our bylaws provide that the Board may increase or decrease the number of directors by resolution of the Board, provided that the tenure of office of any incumbent director will not be affected by any decrease in the number of directors. Our bylaws also provide that any vacancy may be filled either by a majority of the remaining directors or by our shareholders at an annual meeting or a special meeting called for that purpose. Any director elected to fill a vacancy will hold office until the next annual election of directors and until a successor is elected and qualified.

Corporate Governance Guidelines and Codes of Ethics and Code of Conduct

The Board has adopted Corporate Governance Guidelines to address significant corporate governance issues. These guidelines provide a framework for our corporate governance initiatives and cover a variety of topics, including the role of our Board, Board selection and composition, Board compensation, Board committees, Board operation and structure, Board orientation and evaluation, Board planning and oversight functions and stock ownership guidelines. The NCG Committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to the Board any changes to the guidelines.

The Board has also adopted a Code of Conduct and Code of Ethics, which are designed to help officers, managers and employees resolve ethical issues in an increasingly complex business environment. It covers topics such as reporting unethical or illegal behavior, compliance with the law, share trading, conflicts of interest, fair dealing, protection of our assets, disclosure of proprietary information, internal controls, personal community activities, business records, communication with external audiences and obtaining assistance to help resolve ethical issues.

You may obtain a copy of our Corporate Governance Guidelines, the Code of Conduct and Code of Ethics on our website at www.capitalsouthwest.com/governance.

Risk Oversight

The Board has an active role in overseeing management of Capital Southwest’s risk. The Board regularly reviews information regarding Capital Southwest’s operational, financial, legal, regulatory, strategic and reputational risks, which are usually conveyed to the Board by the senior management of Capital Southwest. Because overseeing risk is an ongoing process and inherent in Capital Southwest’s strategic decisions, the Board discusses risk throughout the year during its meetings in relation to specific proposed actions. The Board delegates certain risk management oversight to the Board committees. While the Board oversees Capital Southwest’s overall risk management, management is responsible for the day-to-day risk management process.

The primary areas of risk oversight for which the Board and each Board committee is responsible are summarized in the chart below.

Board/Committee	Primary Areas of Risk Oversight
Board

Risks and exposures associated with strategic, financial and executive matters, including the annual operating plan and the strategic plan. The Board also has oversight over legal and regulatory exposures, cybersecurity and information systems risk, material acquisitions and divestitures.

Audit Committee

Risks and exposures associated with accounting, auditing, reporting, financial practices (including the integrity of Capital Southwest’s financial statements and related systems of internal controls), administration and financial controls, compliance with legal and regulatory requirements, including ethical business standards, the independent registered public accounting firm’s qualifications, independence and performance and the performance of the internal audit function. The Audit Committee also has the direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accounting firm, including the performance of any non-audit services.

Compensation Committee

Risks and exposures associated with compensation, severance agreements, any succession plans and incentive and equity-based compensation plans for Company employees and non-employee members of the Board, including with respect to compliance of compensation plans and arrangements with applicable regulations, enforceability of our Clawback Policy and compliance with our Stock Ownership and Holding Policy.

Nominating/Corporate Governance Committee

Risks and exposures related to governance of Capital Southwest and to the composition and organization of the Board including nominations and qualification criteria for membership, Board size, and Board education and evaluation.

Communication with the Board

Shareholders and interested parties who wish to communicate with any member of the Board may do so by writing to: Capital Southwest Corporation, 5400 LBJ Freeway, Suite 1300, Dallas, Texas 75240, Attention: Board of Directors.

Mr. Furst currently reviews all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. Mr. Furst will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. Mr. Furst will forward shareholder communications to the Board prior to the next regularly scheduled meeting of the Board following the receipt of the communication as appropriate.

DIRECTOR COMPENSATION

Directors who are not employed by the Company receive an annual retainer of $102,000 for service as a director. Directors are also reimbursed for actual travel expenses related to attending Board meetings. The non-executive Chairman of the Board and committee chairs also receive additional annual fees as follows:

Position	Annual Fee
Non-Executive Chairman of the Board	$30,000
Audit Committee Chair	15,000
Compensation Committee Chair	10,000
Nominating/Corporate Governance Committee Chair	8,000

The following table sets forth the total compensation paid to our non-employee directors for fiscal 2018. During fiscal 2018, we did not grant any equity awards or pay or accrue any pension or retirement benefits for our non-employee directors.

Name	Fees Earned or Paid in Cash	Total
Joseph B. Armes (1)	$44,000	$44,000
David R. Brooks	127,000	127,000
John H. Wilson	112,000	112,000
T. Duane Morgan	110,000	110,000
Jack D. Furst	112,000	112,000
William R. Thomas III	102,000	102,000

(1)	Mr. Armes chose not to stand for reelection as a director and chairman of the Board at the 2017 Annual Meeting.

In October 2015, our NCG Committee adopted a stock ownership requirement for our non-employee directors to better align the interests of our Board with our shareholders. The stock ownership requirement provides that each non-employee director of our Board own shares of our common stock equal to 2.5 times the annual director retainer. On April 25, 2018, our Board amended this stock ownership requirement to require each non-employee director of our Board to own shares of our common stock equal to 3.5 times the annual director retainer.

EXECUTIVE OFFICERS

Bowen S. Diehl. See “Nominees for Director” for Mr. Diehl’s biography.

Michael S. Sarner, 45, has served as our Chief Financial Officer, Chief Compliance Officer, Secretary and Treasurer since October 2015. Before that, he served as a Senior Vice President of Capital Southwest since July 2015. Prior to joining Capital Southwest, from 2000 to 2015, Mr. Sarner was the Senior Vice President, Treasury at American Capital, Ltd., a publicly traded private equity firm and global asset manager. Mr. Sarner was responsible for capital raising, debt capital markets, corporate restructurings, financial planning, corporate development of strategic initiatives, and system implementations of budget and treasury solutions. During the course of his career, he has raised over $6 billion in debt capital in term securitizations, secured revolving lines of credit, unsecured notes, and term loans to support middle market platforms. Mr. Sarner has also led both corporate and debt restructurings, serving as both the strategic lead internally and the external liaison to over 20 financial institutions involved in the negotiations. Prior to joining American Capital, Mr. Sarner served in various roles in the accounting and finance fields performing and managing due diligence, raising debt and equity capital, and performing audits in public accounting. Mr. Sarner holds a Bachelor of Business Administration in Accounting from James Madison University and a Masters of Business Administration in Finance from George Washington University. Mr. Sarner holds an inactive Certified Public Accountant License in the Commonwealth of Virginia.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 1, 2018 by (1) each named executive officer in the Summary Compensation Table; (2) each current director and director nominee of the Company; (3) all current directors and executive and non-executive officers as a group; and (4) each person who is the beneficial owner (as that term is defined in the rules and regulations of the Securities and Exchange Commission (the “SEC”)) of 5% or more of our outstanding common stock. The number of shares beneficially owned by each entity, person, current director, director nominee or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has a right to acquire as of July 31, 2018 through the exercise of any stock option or other right. Unless otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the shares indicated to be beneficially owned. Percentage of ownership is based on 16,161,786 shares of common stock outstanding as of June 1, 2018. The number of shares held by beneficial owners of 5% or more of our outstanding common stock are as of the date of the applicable SEC filing made by those owners (unless otherwise noted).

	Amount and Nature of	Percent
Name and Address of Beneficial Owner	Beneficial Ownership	of Class
Directors & Executive Officers
Christine S. Battist(1)	—	*
David R. Brooks(1)	22,000	*
Bowen S. Diehl(1),(2)	304,809	1.89%
Jack D. Furst(1)	17,100	*
T. Duane Morgan(1),(3)	19,580	*
Michael S. Sarner(1),(4)	104,286	*
William R. Thomas III(1),(5)	592,156	3.66%
John H. Wilson(1)	20,000	*

All directors and executive officers as a group (7 persons)	1,079,931	6.68%

5% Owners
Punch & Associates Investment Management, Inc.(6)	1,875,105	11.60%
Entities affiliated with Moab Capital Partners, LLC(7)	1,572,259	9.73%
Zuckerman Investment Group, LLC(8)	1,380,941	8.54%
Ariel Investments, LLC(9)	1,008,803	6.24%
River Road Asset Management, LLC(10)	867,460	5.37%

*Less than 1%

(1)

Unless otherwise indicated, the address of each of the persons whose name appears in the table above is: c/o Capital Southwest Corporation, 5400 Lyndon B. Johnson Freeway, Suite 1300, Dallas, Texas 75240. None of the shares of Capital Southwest’s common stock owned by our directors, director nominees or executive officers are pledged as security.

(2)

Mr. Diehl beneficially owns (i) 104,644 shares of common stock held directly by Mr. Diehl, including 103,644 unvested restricted shares, (ii) 64,613 shares of common stock underlying options held directly by Mr. Diehl, which will be vested and exercisable as of July 31,  2018, and (iii) 135,552 shares of common stock held by PHC Investments, LLC. Mr. Diehl has shared voting and dispositive power with respect to shares held by PHC Investments, LLC, which is fifty percent owned by Mr. Diehl and fifty percent owned by his spouse.

(3)	Mr. Morgan holds 4,395 shares of Capital Southwest’s common stock directly and 15,185 shares indirectly through the Morgan Family Trust.

(4)	Mr. Sarner has voting and dispositive power with respect to 104,286 shares of common stock, including 76,875 unvested restricted shares.
(5)

Mr. Thomas holds 8,217 shares of Capital Southwest’s common stock directly. Mr. Thomas is President and sole manager of Thomas Heritage Company, L.L.C., the sole general partner (the “General Partner”) of Thomas Heritage Partners, Ltd. (the “Partnership”). In such capacity, Mr. Thomas has sole voting and dispositive power with respect to 571,939 shares owned by the Partnership. Mr. Thomas beneficially owns 12,000 held by his minor children.

(6)

Based on a Schedule 13G/A filed with the SEC on February 14, 2018, Punch & Associates beneficially owns and has sole voting and dispositive power with respect to 1,875,105 shares of Capital Southwest’s common stock. The address for Punch & Associates is 7701 France Ave. South, Suite 300, Edina, Minnesota 55435.

(7)

Based on the Schedule 13G filed with the SEC on February 14, 2018, jointly by Moab Capital Partners, LLC (“Moab LLC”), Moab Partners, L.P. (“Moab LP”), Michael M. Rothenberg (“Mr. Rothenberg”), Moab Private Investments, L.P. (“MPI”), and Moab PI GP, LLC (“MPI GP”). MPI and MPI GP may be deemed to beneficially own and have sole voting and dispositive power with respect to 92,022 shares of Capital Southwest’s common stock. Moab LLC in its capacity as investment adviser to Moab LP, may be deemed to be the beneficial owner of the 1,480,237 shares of Capital Southwest’s common stock owned by Moab LP, and in its capacity as investment adviser has the power to dispose of, direct the disposition of, and vote such shares. Mr. Rothenberg is an owner and a managing member of Moab LLC and MPI GP. As a control person of Moab LLC, MPI and MPI GP, Mr. Rothenberg may be deemed to beneficially own and has sole voting and dispositive power with respect to 1,572,259 shares of Capital Southwest’s common stock. The address for the entities affiliated with Moab Capital Partners LLC is 152 West 57th Street, New York, New York 10065.

(8)

Based on a Schedule 13G/A filed with the SEC on February 14, 2018, Zuckerman Investment Group, LLC, Zig Holding, LLC, Sherwin A. Zuckerman and Daniel R. Zuckerman beneficially own and have shared voting and dispositive power with respect to 1,380,941 shares of Capital Southwest’s common stock. The address for Zuckerman is 155 N. Wacker Drive, Suite 1700, Chicago, Illinois 60606.

(9)

Based on a Schedule 13G/A filed with the SEC on February 13, 2018, Ariel Investments, LLC beneficially owns and has sole dispositive power with respect to 1,008,803 shares and has sole voting power with respect to 862,064 shares of Capital Southwest’s common stock. The address for 200 East Randolph Street, Suite 2900, Chicago Illinois 60601.

(10)

Based on a Schedule 13G/A filed with the SEC on February 9, 2018, River Road Asset Management, LLC beneficially owns and has sole dispositive power with respect to 867,460 shares of Capital Southwest’s common stock and has sole voting power with respect to 815,958 shares of Capital Southwest’s common stock. The address for River Road Asset Management is 462 S. Fourth Street, Suite 2000, Louisville, Kentucky 40202.

The following table sets forth as of June 1, 2018, the dollar range of our equity securities that is beneficially owned by each of our directors and director nominees.

Independent Directors	Dollar Range of Equity Securities Beneficially Owned in CSWC (1)(2)(3)
Christine S. Battist	None
David R. Brooks	Over $100,000
Jack D. Furst	Over $100,000
T. Duane Morgan	Over $100,000
William R. Thomas III	Over $100,000
John H. Wilson	Over $100,000
Interested Director
Bowen S. Diehl	Over $100,000

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(2)	The dollar range of equity securities beneficially owned by our directors is based on the closing price of our common stock on Nasdaq of $17.01 per share as of June 1, 2018.
(3)	The dollar ranges of equity securities beneficially owned are: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or over $100,000.

PROPOSAL TWO: APPROVAL OF THE AMENDMENT and restatement of the 2010 RESTRICTED STOCK AWARD PLAN

We are asking our shareholders to approve an amendment and restatement (the “Amendment and Restatement”) of the Company’s 2010 Restricted Stock Award Plan (the “2010 Restricted Stock Award Plan”).  On April 25, 2018, upon recommendation by our Compensation Committee, our Board unanimously approved and adopted the Amendment and Restatement, subject to approval by our shareholders at our 2018 Annual Meeting.  The Company’s shareholders approved the 2010 Restricted Stock Award Plan on July 18, 2011 and approved an amendment to the 2010 Restricted Stock Award Plan on August 4, 2015.  The Board also adopted amendments to the 2010 Restricted Stock Award Plan on each of August 28, 2014 and November 7, 2017.

The Board recommends that shareholders now vote to approve the Amendment and Restatement at the Annual Meeting to: (1) increase the shares of our common stock available for issuance under the 2010 Restricted Stock Award Plan by 850,000 shares; (2) implement double-trigger vesting upon a change in control for all future awards of restricted stock granted under the 2010 Restricted Stock Award Plan; (3) include a one-year minimum vesting period for all future awards of restricted stock granted under the 2010 Restricted Stock Award Plan (except with respect to up to 5% of the number of shares of our common stock available for issuance under the 2010 Restricted Stock Award Plan); (4) provide that future awards of restricted stock granted under the 2010 Restricted Stock Award Plan may provide for the cancellation or forfeiture of such awards in the event the participant engages in detrimental activity in accordance with our Clawback Policy; (5) remove provisions related to performance-based awards (because Section 57(n) of the 1940 Act prohibit us from maintaining both an equity-incentive plan and a performance-based plan; see “Compensation Discussion and Analysis—Compensation Philosophy and Overview—1940 Act Restrictions on Company Performance Based Compensation”); and (6) make certain technical revisions in response to recent changes of law.

Why We Recommend You Vote for Proposal Two

General

There are 9,777 shares currently available to be granted under the 2010 Restricted Stock Award Plan. The principal purposes of the Amendment and Restatement are to (1) increase the shares of our common stock under the 2010 Restricted Stock Award Plan by 850,000 shares, increasing the shares under the 2010 Restricted Stock Award Plan from 638,000 previously approved shares to 1,488,000 shares (the “Proposed Increase”), and (2) better align future grants of equity compensation to our executive officers and key employees with the investments interests of our shareholders.  If the Amendment and Restatement is not approved, we may be compelled to increase the cash component of our employee compensation, which may not align employee compensation interests with the investment interests of our shareholders as closely as equity-based compensation awards.  We believe our future success depends in part on our ability to attract, motivate and attain high quality employees and that the ability to provide equity-based compensation under the 2010 Restricted Stock Award Plan to those employees is critical to achieving this success.  We would be at a competitive disadvantage if we could not use equity-based compensation awards to recruit, compensate and incentivize our key employees.

In determining the size of the Proposed Increase, the Compensation Committee and the Board evaluated a number of factors, including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the Amendment and Restatement.  The Compensation Committee and the Board also considered the long-term incentive programs of comparable internally managed BDCs in structuring the Company’s future long-term incentive awards. The Compensation Committee and the Board also considered the total number of shares of restricted stock available for issuance, after the addition of the Proposed Increase, as a percentage of the fully diluted shares outstanding of the Company, and compared the resulting percentage to that of other internally managed BDCs. The Committee believes the current proposal is competitive with, and sized appropriately compared to, the long-term incentive programs offered by other internally managed BDCs and would be sufficient to motivate each employee to achieve our objectives.

The actual text of the Amendment and Restatement is attached to this proxy statement as Appendix A.  The following description of the 2010 Restricted Stock Award Plan (after adoption of the Amendment and Restatement) is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix A.

Highlights of the 2010 Restricted Stock Award Plan (After Adoption of the Amendment and Restatement)

•	The 2010 Restricted Stock Award Plan does not utilize so-called “liberal” share counting;
•

The 2010 Restricted Stock Award Plan provides that awards will be subject to a minimum one-year vesting period, except for awards under which up to an aggregate of 5% of the maximum number of shares of our common stock available under the 2010 Restricted Stock Award Plan may be granted;

•	The 2010 Restricted Stock Award Plan provides that awards will be subject to “double-trigger” vesting upon a change in control;
•	The 2010 Restricted Stock Award Plan does not provide for any tax “gross-ups” for excise taxes payable in connection with a change in control of the Company;
•	The 2010 Restricted Stock Award Plan provides that restricted stock awards may be subject to certain forfeiture and clawback requirements in accordance with our Clawback Policy;
•	The 2010 Restricted Stock Award Plan will be administered by our Compensation Committee of our Board; and
•

The 2010 Restricted Stock Award Plan does not include provisions permitting grants of performance-based equity awards because Section 57(n) of the 1940 Act prohibit the Company from granting such awards when it maintains an equity-incentive plan. See “Compensation Discussion and Analysis—Compensation Philosophy and Overview—1940 Act Restrictions on Company Performance Based Compensation.”

Anticipated Share Usage

If the Amendment and Restatement is approved, we intend to utilize the shares authorized under the 2010 Restricted Stock Award Plan to continue our practice of incentivizing key individuals through annual equity grants.  We currently anticipate that the shares of our common stock requested in connection with the approval of the Amendment and Restatement will last for approximately four years, based on our historic grant rates and the approximate current share price, but could last for a shorter or longer period of time if actual practice does not match historic rates or our share price changes materially.  As noted under the heading “Summary of other Material Terms of the 2010 Restricted Stock Award Plan (After Adoption of the Amendment and Restatement)”, our Compensation Committee has full discretion under the 2010 Restricted Stock Award Plan to determine the number and amount of awards to be granted under the 2010 Restricted Stock Award Plan, subject to the terms of the plan, and future benefits that may be received by participants only under the 2010 Restricted Stock Award Plan are not determinable at this time.

Key Features of the 2010 Restricted Stock Award Plan (After Adoption of the Amendment and Restatement)

Administration

The 2010 Restricted Stock Award Plan is administered by our Compensation Committee.

Reasonable Plan Limits and Limited Share Recycling

Subject to adjustment as described in the 2010 Restricted Stock Award Plan, the aggregate number of shares of our common stock available for awards granted under the 2010 Restricted Stock Award Plan is limited to 1,488,000 shares of our common stock: (1) minus one share for every one share subject to an award granted under the 2010 Restricted Stock Award Plan; and (2) plus any shares of our common stock that become available under the 2010 Restricted Stock Award Plan as a result of forfeiture, surrender, cancellation, termination or expiration of awards.

If any award granted under the 2010 Restricted Stock Award Plan is cancelled, surrendered, terminated, forfeited or expires, the shares of our common stock subject to the award will, to the extent of such cancellation, surrender, termination, forfeiture or expiration, again be available for issuance under the 2010 Restricted Stock Award Plan.  Shares of our common stock withheld by us or tendered or otherwise used to satisfy tax withholding obligations, however, will not be added (or added back, as applicable) to the aggregate number of shares of our common stock available for issuance under the 2010 Restricted Stock Award Plan.

Minimum Vesting Period

The 2010 Restricted Stock Award Plan provides that, except for awards under which up to an aggregate of 5% of the maximum number of shares of our common stock available under the 2010 Restricted Stock Award Plan may be granted, all restricted stock awards granted under the 2010 Restricted Stock Award Plan after the adoption and approval of the Amendment and Restatement must have a minimum vesting period of at least one year as of the grant date.  The 2010 Restricted Stock Award Plan as currently in effect does not include such a minimum one-year vesting period.

Double Trigger Change in Control

The 2010 Restricted Stock Award Plan also provides that, in the event of the consummation of a change in control of the Company, all outstanding awards granted under the 2010 Restricted Stock Award Plan after adoption and approval of the Amendment and Restatement will vest only where either (1) within two years following the change in control, the participant’s employment or service is involuntarily terminated for reasons other than for cause (as defined in the 2010 Restricted Stock Award Plan) or the participant terminates his or her employment or service for good reason (as defined in the 2010 Restricted Stock Award Plan) or (2) such awards are not assumed or converted into replacement awards in a manner described in the 2010 Restricted Stock Award Plan (hereinafter referred to as “Double-Trigger Vesting”).  All awards of restricted stock granted under the 2010 Restricted Stock Award Plan prior to adoption and approval of the Amendment and Restatement accelerate automatically upon a change in control of the Company.

Detrimental Activity and Recapture

Any restricted stock award agreement granted after adoption and approval of the Amendment and Restatement may provide for the cancellation or forfeiture and repayment to us of any award or gain related to an award, or other provisions intended to have a similar effect, in accordance with our Clawback Policy from time to time, if any participant engages in any detrimental activity as defined in our Clawback Policy.  Our Clawback Policy applies to our executive officers, which currently consists only of our NEOs.

No Performance-Based Awards

The 2010 Restricted Stock Award Plan does not permit the granting of restricted stock awards that vest based on the achievement of specified performance goals.  Consistent with Section 57(n) of the 1940 Act, we are prohibited from granting both performance-based awards and equity incentive awards (see “Compensation Discussion and Analysis—Compensation Philosophy and Overview—1940 Act Restrictions on Company Performance Based Compensation”).  Therefore, such provisions have been removed from the 2010 Restricted Stock Award Plan to be consistent with the 1940 Act.

Summary of other Material Terms of the 2010 Restricted Stock Award Plan (After Adoption of the Amendment and Restatement)

Purpose

The purpose of the 2010 Restricted Stock Award Plan is to: (1) further our long-term financial success by attracting and retaining employees through the use of awards that promote and recognize our financial success and growth; (2) reward performance and increase shareholder value by providing employees appropriate compensation incentives; (3) enable us to attract and retain the services of high quality employees; and (4) encourage employee ownership of our common stock. We believe that ownership of our stock will stimulate the efforts of our employees by further aligning their interests with the interests of our shareholders.

Term

Shareholders approved the 2010 Restricted Stock Award Plan on July 18, 2011. The 2010 Restricted Stock Award Plan currently terminates on July 18, 2021.  If the Amendment and Restatement is approved, the 2010 Restricted Stock Award Plan will be extended to terminate on the 10 year anniversary of the date the Amendment and Restatement is approved by our shareholders.  The Board may, in its discretion, terminate the 2010 Restricted Stock Award Plan at any earlier time. In any event, termination will not affect the rights of participants under any awards then outstanding under the 2010 Restricted Stock Award Plan.

Administration

The 2010 Restricted Stock Award Plan is administered by our Compensation Committee. The Compensation Committee has the power to select plan participants and to grant restricted stock awards on terms the Compensation Committee considers appropriate. In addition, the Compensation Committee has the authority to interpret the 2010 Restricted Stock Award Plan, to adopt, amend or waive rules or regulations for the 2010 Restricted Stock Award Plan’s administration, and to make all other determinations for administration of the 2010 Restricted Stock Award Plan.

Eligibility

Subject to the terms of the 2010 Restricted Stock Award Plan, any employee selected by our Compensation Committee shall be eligible to receive restricted stock awards under the 2010 Restricted Stock Award Plan. There are currently 17 employees of the Company participating in the 2010 Restricted Stock Award Plan.

Type of Equity Compensation

The 2010 Restricted Stock Award Plan permits the grant of restricted stock awards to participants.  Restrictions imposed on a restricted stock award will be determined by the Compensation Committee.  Restricted stock awards granted under the 2010 Restricted Stock Award Plan will receive dividends or distributions made on the common stock of the Company and recipients of restricted stock awards will be entitled to vote their restricted shares.

Termination

If the employment of a recipient of restricted stock awards is terminated for any reason other than death or disability, the recipient’s unvested restricted stock will be forfeited on the date of termination. If employment ended due to death or disability, the recipient’s unvested restricted stock will immediately vest.

Change in Control

Upon a change in control of the Company, all unvested awards granted under the 2010 Restricted Stock Award Plan after adoption of the Amendment and Restatement will be subject to Double-Trigger Vesting, as described above.  All unvested awards granted under the 2010 Restricted Stock Award Plan prior to adoption and approval of the Amendment and Restatement will immediately vest upon a change in control of the Company.

“Change in Control” under the 2010 Restricted Stock Award Plan means:

•

the date any one person, or more than one “person” acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person(s)) ownership of common stock possessing 51% or more of the total voting power of the common stock of the Company;

•

individuals who at any time during the term of the 2010 Restricted Stock Award Plan constitute the board of directors of the Company (the “2010 Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election was approved by a vote of at least 75% of the directors comprising the 2010 Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this provision, considered as though such person were a member of the 2010 Incumbent Board;

•

any consolidation or merger to which the Company is a party if, following such consolidation or merger, shareholders of the Company immediately prior to such consolidation or merger shall not beneficially own securities representing at least 51% of the combined voting power of the outstanding voting securities of the surviving or continuing corporation; or

•

any sale, lease, exchange or other transfer (in one transaction or in a series of related transactions) of all, or substantially all, of the assets of the Company, other than to an entity (or entities) of which the Company or the shareholders of the Company immediately prior to such transaction beneficially own securities representing at least 51% of the combined voting power of the outstanding voting securities.

Transferability

Awards granted under the 2010 Restricted Stock Award Plan may not be assigned, transferred, pledged or otherwise encumbered by a participant, voluntarily or involuntarily, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the “Code”).

Certain Federal Income Tax Consequences

Federal income tax is incurred on the award of restricted stock when the stock first becomes transferable or is no longer subject to a substantial risk or forfeiture, unless the recipient of the restricted stock makes a Section 83(b) election to have the grant taxed as compensation income at fair market value on the date of grant. At that time, the employee recognizes income equal to the fair market value of the common stock.

Changes in Capitalization and Similar Changes

In the event of any changes in the outstanding shares of common stock by reason of any stock dividend, stock split, recapitalization or otherwise, the aggregate number of shares of common stock reserved under the 2010 Restricted Stock Award Plan and the terms and number of shares of any outstanding awards will be equitably adjusted by the Compensation Committee in its discretion to preserve the benefits of the awards for 2010 Restricted Stock Award Plan participants.

Withholding Taxes

To the extent we are required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the 2010 Restricted Stock Award Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to us for payment of the balance of such taxes required to be withheld, which arrangements, in the discretion of the Compensation Committee, may include relinquishment of a portion of such benefit.  If the Participant fails to make arrangements for the payment of taxes or other amounts as permitted by the Compensation Committee, then, unless otherwise determined by the Compensation Committee, the Company will withhold Shares having a market value equal to the amount required to be withheld.  In no event will the market value of the shares of our common stock to be withheld or delivered to us in order to satisfy applicable withholding taxes exceed the minimum amount of taxes required to be withheld unless: (1) an additional amount can be withheld and not result in adverse accounting consequences; (2) such additional withholding amount is authorized by our Compensation Committee; and (3) the total amount withheld does not exceed the participant’s estimated tax obligations attributable to the applicable transaction.  The shares used for tax withholding will be valued at an amount equal to the market value of our common stock on the date the benefit is to be included in the participant’s income.  We will only withhold shares or allow the withholding of shares to satisfy tax obligations in compliance with the exemptive order we received from the SEC on August 22, 2017.

New Plan Benefits

Our Compensation Committee generally expects to grant restricted stock under the 2010 Restricted Stock Award Plan to our executive officers in fiscal 2019, provided that the shareholders approve the Amendment and Restatement.  However, the grants expected to be made to our executive officers in fiscal 2019 are not approved, may not actually be made, and are not determinable at this time.  Therefore, the New Plan Benefits Table is not provided.

The Board recommends that you vote “FOR” the approval of the Amendment and Restatement described in this Proposal Two.

Equity Compensation Plan Information

The table below sets forth certain information as of March 31, 2018 regarding the shares of our common stock available for grant or granted under equity compensation plans that (1) were approved by our shareholders and (2) were not approved by our shareholders.

Number of
securities to be
	issued upon exercise	Weighted average	Number of securities
	of outstanding	exercise price of	remaining available for
	options, warrants	outstanding options,	future issuance under
Plan Category	and rights	warrants and rights	equity compensation plans
Equity compensation plans approved by security holders (1)	195,608	$11.09	13,777
Equity compensation plans not approved by security holders (2)	-	-	-
Total	195,608	$11.09	13,777

1)

Includes the 1999 Stock Option Plan, 2009 Stock Incentive Plan and 2010 Restricted Stock Award Plan. For a description of all plans, please refer to Notes 8 and 9 contained in our consolidated financial statements in Capital Southwest’s Annual Report for the fiscal year ended March 31, 2018.

2)	We have no equity compensation plans that were not approved by shareholders.

PROPOSAL THREE: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the 1934 Act, we are asking our shareholders to provide advisory approval of the compensation of our current named executive officers as described in the “Compensation Discussion and Analysis” section of this proxy statement. While this vote is advisory and non-binding, it will provide information to the Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will consider when determining executive compensation for fiscal year 2019 and future periods. We currently provide our shareholders with an annual vote (on a non-binding basis) on executive compensation. The next advisory vote on executive compensation will occur at our 2019 annual meeting.

As described further in the “Compensation Discussion and Analysis” section of this proxy statement, our fiscal year 2018 compensation structure was developed and designed to:

•	attract, retain and motivate exceptional executives,
•	reward past performance and provide incentives for future performance,
•	align executive compensation packages with the Company’s performance, and
•	align our executive officer’s long-term interests with the interests of our shareholders.

As a BDC, the 1940 Act constrains our ability to maintain performance-based compensation. Section 57(n) of the 1940 Act provides that a BDC, such as Capital Southwest, may not maintain both an equity incentive plan and a “profit-sharing plan,” for its NEOs and other employees. The Compensation Committee believes that equity incentives strongly align the interests of NEOs and employees with those of the Company’s shareholders. Because our compensation philosophy utilizes equity compensation incentives, the Compensation Committee is not permitted to use nondiscretionary or formulaic Company performance goals or criteria to determine executive incentive compensation or grant equity compensation that is earned based on the achievement of Company financial performance goals (see “Compensation Discussion and Analysis—Compensation Philosophy and Overview—1940 Act Restrictions on Company Performance Based Compensation”).

It is the intention of the Compensation Committee that our executive officers be compensated fairly, competitively and consistent with our strategy, sound corporate governance principles and shareholder interests and concerns. Our corporate governance structure (including our Clawback Policy, Stock Ownership and Holding Policy, and independent Compensation Committee) further supports our compensation programs and align the interests of our executive officers to that of our shareholders. The table below sets forth the best practice compensation features we have adopted.

Best Practice Compensation Features
✓ What we Do		✖ What we Don't Do
✓	DO balance both short-term and long-term incentives	✖	NO excessive perquisites or other benefits
✓	DO maintain rigorous stock ownership guidelines (adopted April 25, 2018)	✖	NO evergreen equity plan provisions
✓	DO maintain a clawback policy for both equity and cash awards (adopted April 25, 2018)	✖	NO guaranteed payout for cash incentive compensation
✓	DO cap payouts for awards under our short-term incentive program (beginning in fiscal 2019)	✖	NO tax gross-ups
✓	DO appoint a compensation committee comprised solely of independent directors	✖	NO repricing or buyout of "underwater" stock options without shareholder approval

The Board recommends that shareholders approve the program by approving the following advisory resolution:

“RESOLVED, that the shareholders of Capital Southwest Corporation approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the proxy statement relating to the 2018 fiscal year pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis section, the Summary Compensation Table and other compensation tables and the accompanying footnotes and narratives within the Executive Compensation section of the proxy statement).”

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis, or CD&A, provides information relating to the compensation earned by our Named Executive Officers, or NEOs, in fiscal 2018 who were:

•	Bowen S. Diehl, President and Chief Executive Officer (“CEO”) and
•	Michael S. Sarner, Chief Financial Officer (“CFO”), Chief Compliance Officer, Secretary, and Treasurer.

Compensation Philosophy and Overview

The Compensation Committee has the primary authority to establish our compensation philosophy and the actual compensation levels for the NEOs and to administer all executive compensation arrangements and policies. The compensation programs of the Company adopted by our Compensation Committee are designed with the goal of providing compensation that is fair, reasonable and competitive. These programs are intended to align the compensation paid to our NEOs with both our short-term and long-term objectives and the interests of shareholders, which we believe will contribute to the achievement of long-term sustainable investment returns. The key elements of our compensation philosophy include: (1) designing compensation programs that enable us to attract and retain the best talent in the industry in which we compete; (2) aligning executive compensation packages with the Company’s performance; and (3) using long-term equity awards to align employee and shareholder interests.

The structure of the NEOs’ compensation program is designed to encourage and reward the following factors, among other things:

•	sourcing and pursuing attractively priced investment opportunities in both upper and lower middle market companies;
•	building a well performing investment portfolio that generates sustainable income and capital gains that sustain and grow the Company’s dividends and net asset value per share;
•	maintenance of liquidity and capital flexibility to accomplish the Company’s business objectives, including the preservation of investor capital;
•	attainment of superior risk-adjusted returns on the Company’s investment portfolio; and
•	professional development and growth of individual executives, the management team and other employees.

The Compensation Committee has the primary authority to establish compensation for the NEOs and other key employees and administers all executive compensation arrangements and policies. Our CEO assists the Compensation Committee by providing recommendations regarding the compensation of our CFO and other key employees based on the compensation objectives set by the Compensation Committee as well as current business conditions. The Compensation Committee exercises its discretion by modifying or accepting the CEO’s recommendations. The Compensation Committee determines our CEO’s compensation without assistance or consultation from our CEO. The CEO routinely attends a portion of the Compensation Committee meetings. However, the Compensation Committee meets in executive session without the CEO or other members of executive management from time to time.

In reviewing and deliberating over our fiscal 2018 compensation program, the Compensation Committee considered, among other things:

•	the economic conditions in the United States and abroad;
•	our business plan and underlying assumptions;
•	the goal of maintaining alignment between our senior management and our shareholders through the use of short- and long-term incentive compensation;

•	the benefits of maintaining a consistent approach to compensation and the structure of our programs through business cycles;
•	the anticipated performance of the our compensation programs based on our business plan and current financial position; and
•	information and reports prepared by proxy advisors, including Glass, Lewis & Co. and Institutional Shareholder Services Inc.

To determine the competitiveness of executive compensation levels, the Compensation Committee also reviews the compensation and benefits practices of a group of other internally and externally managed BDCs, including corporate and, to the extent available,  executive performance measures established to achieve total returns for shareholders. The Compensation Committee does not specifically benchmark the compensation of our NEOs against that paid by other BDCs, but takes such data into account as a factor for determining the compensation of our NEOs.

The Compensation Committee engaged Longnecker and Associates (referred to herein as Longnecker) in May 2017 to assist the Compensation Committee and provide advice on a variety of compensation matters relating to NEO and non-executive director compensation, incentive compensation plans and compensation trends, regulatory matters and compensation planning best practices for fiscal 2018. Longnecker does not provide any other services to us. The Compensation Committee has also concluded that Longnecker’s work raises no conflicts of interest that require disclosure under Item 407(e)(3)(iv) of Regulation S-K.

1940 Act Restrictions on Company Performance Based Compensation

As a BDC, the 1940 Act constrains our ability to maintain performance-based compensation. Consistent with Section 57(n) of the 1940 Act, a BDC, such as Capital Southwest, may not maintain both an equity incentive plan and a “profit-sharing plan” for its NEOs and other employees. The Compensation Committee believes that equity incentives strongly align the interests of NEOs and employees with those of the Company’s shareholders. Accordingly, Capital Southwest previously has adopted and maintained equity incentive plans for its NEOs. As a result, the 1940 Act prohibits Capital Southwest from maintaining a “profit-sharing plan.”

The term “profit-sharing plan” is defined very broadly in the 1940 Act but in this context is generally viewed as referring to incentive and other compensation being directly tied to a company’s overall financial performance metrics, such as net income, realized gains or losses and unrealized appreciation or depreciation on investments. In this regard, the SEC has indicated that a compensation program possesses profit-sharing characteristics if a company is obligated to make payments under the program based strictly on the company’s financial performance metrics.

Due to these restrictions imposed by the 1940 Act, the Compensation Committee is not permitted to use nondiscretionary or formulaic Company performance goals or criteria to determine executive incentive compensation or grant equity compensation that is earned based on the achievement of Company financial performance goals. Instead, the Compensation Committee considers overall Company performance along with other factors, including individual performance criteria, and uses its discretion in determining the appropriate compensation for NEOs and other key employees. The Compensation Committee’s objective is to work within the 1940 Act regulatory framework to establish appropriate compensation levels, maintain pay-for-performance alignment and implement compensation best practices.

2017 Shareholder Advisory Vote on Executive Compensation

At our 2017 annual meeting of shareholders, our shareholders approved an advisory vote with 58% of the votes cast in favor of our compensation philosophy, policies and procedures and the 2017 fiscal year compensation of the NEOs. We believe the approval percentage of the Company’s compensation philosophy, policies and procedures for fiscal year 2017 was heavily influenced by the recommendations of proxy advisory services which were based in part on the Company’s non-usage of formulaic performance-based equity compensation. However, as explained above, the Company is restricted under the 1940 Act from granting performance-based equity compensation awards. The Compensation Committee considered the results of the shareholders’ vote as an opportunity to adjust the Company’s compensation philosophy, policies and procedures to better align such programs with the concerns and interests of our shareholders. In response to our shareholders’ vote, the Company implemented the following: (1) maximum payout percentages under its annual cash incentive program; (2) a Clawback Policy; and (3) a Stock Ownership and Holding Policy. See “Clawback Policy,” “Stock Ownership and Holding Policy” and “Annual Cash Incentives” for more information. Additionally, the Company is now asking shareholders to approve the Amendment and Restatement to the 2010 Restricted Stock Award Plan, which includes a number of amendments to the 2010 Restricted Stock Award Plan to better align our long term equity compensation  program with the concerns and interests of our shareholders. See “Proposal Two – Approval of the Amendment and Restatement of the 2010 Restricted Stock Award Plan” for more details.

In all categories, we believe our compensation plan, taken as a whole, helps us attract, retain and motivate exceptional executive officers and other employees, while aligning compensation with the long-term success of the Company and the interests and concerns of our shareholders. It is the intention of the Compensation Committee that our executive officers and other employees be compensated competitively and consistent with our strategy, sound corporate governance principles and shareholder interests and concerns.

Elements of Executive Compensation

For fiscal 2018, the components of Capital Southwest’s compensation program for NEO’s included:

Compensation Element	Form of Compensation	Compensation Objective
Base Salary	Cash paid on a regular basis throughout the year	Provide a level of fixed income that is competitive to allow the Company to attract and retain executive talent
Annual Cash Incentive Opportunities	Cash awards paid on an annual basis following year-end audit completion	Reward NEOs who contribute to our financial performance and strategic success during the year and reward individual achievements
Long-term Equity Compensation Awards	Restricted stock awards are subject to a graded vesting over four or five years and are contingent on continued employment with the Company

Reward NEOs who contribute to our success through the creation of shareholder value, to provide meaningful retention incentives, to reward individual achievements and to align interests with shareholders

Other Benefits	Defined contribution plan and other employee benefit plans that are available to our general employee population

Provide competitive employee benefits and encourage employees’ retirement planning. Our NEOs participate in our defined contribution plan and other employee benefit plans on the same basis as our general employee population.

In fiscal 2018, our compensation program was comprised primarily of the following three elements: (1) base salary, (ii) annual cash bonus and (iii) long-term equity incentive compensation. The Compensation Committee does not allocate a fixed percentage of the NEO compensation packages to each of these elements. Instead, the Compensation Committee targets total compensation at levels comparable to other BDCs, private equity firms, mezzanine lenders, hedge funds, specialized commercial banks and other specialty finance companies. The long-term equity incentive compensation allows us to align a component of our compensation program over a longer-term to more closely align the interests of our NEOs with those of our shareholders. In designing our compensation program, the Compensation Committee seeks to achieve an appropriate balance among these elements to create a compensation program that incentivizes our NEOs to focus on financial and operating results in the near term and the creation of shareholder value over the long-term.

Base Salaries

Salaries were determined by the Compensation Committee, working with Longnecker, for each of the NEOs on an individual basis, taking into consideration individual contributions to overall company and individual performance, length of tenure, compensation levels for comparable positions within other internally and externally managed BDCs and internal pay equity among similar positions within the Company. The Compensation Committee placed more emphasis on those compensation elements which are linked to long-term results.

In fiscal 2018, after consideration of the factors set forth above, the Compensation Committee determined the annual base salary of Mr. Diehl would remain $442,000, consistent with fiscal 2017 and fiscal 2016. The Compensation Committee determined the annual base salary of Mr. Sarner would remain $373,000, consistent with fiscal 2017 and fiscal 2016. The Compensation Committee believes that the base salaries of our NEOs are appropriate for each NEO as a component of his overall compensation package.

Annual Cash Incentive Opportunities

Annual cash incentive opportunities are intended to reward individual performance as well as operating results during the year and therefore can be highly variable from year to year. The Compensation Committee, working with Longnecker, established the target annual cash incentive opportunities for the NEOs at the start of the year, taking into account the potential contribution by that executive to overall company performance and each executive’s industry experience, relative to the market. For fiscal 2018, the Compensation Committee set the annual cash incentive opportunity at 150% of annual base salary for Mr. Diehl and 125% of annual base salary for Mr. Sarner, consistent with fiscal 2017 and fiscal 2016.

At the start of each fiscal year, the Compensation Committee also establishes non-formulaic Company performance measures. The Compensation Committee strives to ensure that these non-formulaic performance measures utilized each year to evaluate NEO performance effectively align the performance of each individual NEO with the performance of the Company and the interests of shareholders. The fiscal 2018 non-formulaic Company performance measures used for determining the annual cash incentive for NEOs included, among other things, the following:

•	Dividend growth;
•	Preservation of net asset value;
•	Capital raised;
•	Portfolio growth;
•	Portfolio non-accruals;
•	Successful portfolio exits; and
•	Operating leverage.

The Compensation Committee evaluated the overall outcome of these performance measures on a holistic basis in determining the annual cash incentive payout. In determining the cash incentive awards for fiscal 2018, the Compensation Committee considered the following: (1) declared $0.99 per share in total cash dividends compared to $0.79 per share in the prior year;  (2) net asset value of $19.08 per share compared to $17.80 per share in the prior year;  (3)  capital raised of $137.5 million, including the Company’s first public debt capital (listed on Nasdaq under the ticker “CSWCL”) compared to $100 million raised in the prior year; (4) $393 million investments at fair value with no investments on non-accrual, compared to $287 million investments at fair value with no investments on non-accrual at the end of the prior year;  (5) $61 million in proceeds received from 11 portfolio company exits, generating a weighted average IRR of 12.2%; and (6) run-rate operating leverage, defined as Q4 annualized operating expenses divided by Q4 average total assets, decreased to 3.4% compared to 4.5% in the prior year.

The Compensation Committee concluded that the performance of the Company and each individual NEO was at a consistently high level in fiscal 2018, resulting in excellent financial results. Based on the Board’s evaluation of fiscal 2018, and upon completion of the annual audit, Mr. Diehl was awarded an annual cash incentive of $729,300 (representing 165% of his base salary) and Mr. Sarner was awarded an annual cash incentive of $512,875 (representing 138% of his base salary). The Compensation Committee believes the annual cash incentives earned by the NEOs are appropriate in relation to Capital Southwest’s financial performance for fiscal 2018.

Long-Term Equity Compensation

The Board and its shareholders previously approved the 2009 Stock Incentive Plan and 2010 Restricted Stock Award Plan. The Compensation Committee ceased granting additional stock options prior to the spin-off (the “Spin-Off”) of our CSW Industrials, Inc. (“CSWI”) businesses and will not grant additional options under the 2009 Stock Incentive Plan. The 2010 Restricted Stock Award Plan allows Capital Southwest to provide long-term stock-based compensation opportunities to certain key employees, including our NEOs. Capital Southwest utilizes long-term stock-based awards as a component of NEO compensation in order to: (1) align compensation with the creation of shareholder value; (2) create opportunities for increased stock ownership by executives; and (3) attain competitive levels of total compensation over the long term.

2010 Restricted Stock Award Plan

In 2010, the Company received exemptive relief from the SEC that permits Capital Southwest to grant restricted stock in exchange for or in recognition of services by its executive officers and certain key employees. Pursuant to the 2010 Restricted Stock Award Plan, the Compensation Committee may award shares of restricted stock to plan participants in such amounts and on such terms as the Compensation Committee determines in its sole discretion, provided that such awards were consistent with the conditions in the SEC’s exemptive order. Each restricted stock grant is for a fixed number of shares as set forth in an award agreement between the grantee and Capital Southwest. Award agreements describe the applicable time vesting schedules and other appropriate terms and/or restrictions with respect to awards, including rights to dividends and voting rights. Except for restricted stock granted in connection with the Spin-Off as described below, the grants of restricted stock vest ratably over four or five years. On August 22, 2017, we received an exemptive order that allows us to withhold shares to satisfy tax withholding obligations related to the vesting of restricted stock granted pursuant to the 2010 Restricted Stock Award Plan.  We are currently asking our shareholders to approve the Amendment and Restatement of the 2010 Restricted Stock Award Plan to, among other things, increase the number of Shares available for issuance of restricted stock awards thereunder.  See “Proposal Two—Approval of the Amendment and Restatement of the 2010 Restricted Stock Award Plan” for more information.

If a participant’s employment is terminated for any reason, including retirement, other than death or disability, the participant’s unvested restricted stock awards shall be forfeited. If a participant’s employment is terminated due to death or disability or (for awards granted prior to approval of the Amendment and Restatement) if a change in control (as defined in the 2010 Restricted Stock Award Plan) occurs, the participant’s unvested restricted stock awards will vest immediately. Participants who have received restricted stock awards will receive dividends at the same time as our shareholders do and will have voting rights with respect to such shares. We are currently asking our shareholders to approve the Amendment and Restatement of the 2010 Restricted Stock Award Plan to, among other things, provide for Double-Trigger Vesting upon a change in control (as defined in the 2010 Restricted Stock Award Plan). See “Proposal Two—Approval of the Amendment and Restatement of the 2010 Restricted Stock Award Plan” for more information.

On an annual basis, the Compensation Committee considers employee performance and future potential when determining the amount of restricted stock awards to recommend for each executive officer. In addition, the Compensation Committee considers each NEO’s total cash compensation in relation to the proposed stock award and the effect of dilution of net asset value per share and earnings per share prior to awarding the stock grants. On October 25, 2017, the Board, through the Compensation Committee, approved restricted stock awards for our NEOs. Mr. Diehl was awarded 46,800 shares of restricted stock. The aggregate grant date fair value of the award was $786,240. The determination to grant this award is based on Mr. Diehl’s leadership in the strategic direction of the Company, the asset allocation strategy and the investment committee, which enabled us to achieve our operational and financial objectives. Mr. Diehl’s performance during this time period was vital to our Company’s success. Mr. Sarner was awarded 39,000 shares of restricted stock. The aggregate grant date fair value of the award was $655,200. The determination to grant this award is based on Mr. Sarner’s role in managing all financial aspects of our Company, and his leadership in matters relating to our capital structure, investment committee and investor relations. Mr. Sarner’s restricted stock awards also reflect his continued service as our CFO and Secretary, Treasurer.

In August 2014, the Compensation Committee granted restricted stock awards to Mr. Diehl and other executives, as part of the Spin-Off Compensation Plan (as discussed below) to incentivize Mr. Diehl and the other executives to complete a transformative transaction such as the Spin-Off. The restricted stock awards vested and became payable after the completion of a transformative transaction, with one-third vesting on December 29, 2015, one-third on December 29, 2016 and one-third vesting on December 29, 2017.

Historical Elements of Executive Compensation

Prior to the Spin-Off, we granted long-term cash incentive awards and stock options to our NEOs, as described below.

Long-Term Cash Incentive Awards

The Compensation Committee has historically used our long-term cash incentive awards (the “Individual Incentive Awards”) as a way to motivate its executives to increase the value of the Company as reflected by our net asset value, without the dilution that accompanies the use of stock options or restricted stock awards. Individual Incentive Awards generally vest on the fifth anniversary of the award date, providing a meaningful retention device. The Compensation Committee generally sets the baseline for measuring increases in net asset value at Capital Southwest’s most recent quarterly net asset value per share at the time of issuance, requiring sustained asset value appreciation for the awards to provide a meaningful return. In connection with the Spin-Off, all Individual Incentive Awards were amended to provide that the payments due thereunder would be based on our net asset value as of June 30, 2015. As of March 31, 2018, there are 24,000 Individual Incentive Awards outstanding, valued at $62,671, for Mr. Diehl.  We retained all liabilities related to Individual Incentive Awards granted to NEOs following the Spin-Off, including with respect to those executive officers whose employment transferred to CSWI. Upon exercise of an Individual Incentive Award, Capital Southwest pays the recipient a cash payment in an amount equal to (1) the net asset value per share as of June 30, 2015 minus the baseline net asset value per share, multiplied by (2) the number of units subject to such Individual Incentive Award. The Compensation Committee did not grant any Individual Incentive Awards during fiscal 2018.

The Compensation Committee does not intend to grant additional Individual Incentive Awards in the future.

Spin-Off Compensation Plan

On August 28, 2014, the Board adopted the Spin-Off Compensation Plan, which entitled Mr. Diehl and other former executives to certain nonqualified options, restricted stock and cash awards upon the consummation of the Spin-Off. The Spin-Off Compensation Plan was intended to align the compensation of the Company’s key officers with the Company’s strategic objective of increasing the market value of the Company’s shares through a transformative transaction for the benefit of the Company’s shareholders. Under the Spin-Off Compensation Plan, Mr. Diehl and the other executives were collectively eligible to receive a total amount equal to six percent of the aggregate increase in the Company’s market value from August 28, 2014 (using a base price of $36.16 per share) to the date of the transformative transaction (the “Determination Date”) and such payment amount (the “Total Payment Amount”). The first plan component consisted of an aggregate 259,000 nonqualified options at an exercise price of $36.60 per share, of which Mr. Diehl was granted 86,334. The second plan component consisted of an aggregate 127,000 shares of restricted stock which have voting rights but do not have cash dividend rights, of which Mr. Diehl was granted 42,000 shares. The final plan component consisted of cash incentive payments awarded to each participant in an amount equal to the excess of each awardee’s allocable portion of the Total Payment Amount over the aggregate value as of the Determination Date of the awardee’s restricted stock and nonqualified option awards under the Spin-Off Compensation Plan. The amount of the final plan component received by Mr. Diehl was approximately $2.1 million.

On September 8, 2015, the Board designated the Spin-Off as a transformative transaction for purposes of the executive compensation plan and amended the award agreements granted under the plan to provide for accelerated vesting of the awards held by a participant in the event of a termination of that participant’s service effected by the participant for good reason, by the employer without cause, or as a result of the disability or death of the participant. On September 30, 2015, we completed the Spin-Off through a tax-free pro-rata share distribution of CSWI’s common stock to CSWC shareholders of record on September 18, 2015. All awards granted under the Spin-Off Compensation Plan are fully vested.

The total value accretion was six percent of the aggregate appreciation in Capital Southwest’s share price from $36.16 to the combined volume-weighted average prices of both our and CSWI’s stock as of December 29, 2015. The cash component of the Spin-Off Compensation Plan was the difference between the total value accretion and the aggregate value of the awardee’s restricted common stock and non-qualified option awards under the plan. The first cash payment was made in January 2016, the second cash payment was made in January 2017, and the final payment was made in January 2018.

Other Benefits

Effective October 1, 2015, we established a qualified defined contribution plan intended to meet the requirements of Section 401(k) of the Code (the “401(k) Plan”). The 401(k) Plan permits all full-time employees to defer a portion of their total annual compensation up to the maximum amount allowed under the Code. We make contributions to the 401(k) Plan on behalf of employees up to 4.5% of the employee’s eligible compensation, all of which is fully vested immediately. Mr. Diehl and Mr. Sarner were eligible to participate in the 401(k) Plan in fiscal 2018 on the same basis as all other employees of the Company.

Additionally, the Company’s NEOs participate in the same benefit plans and programs as the Company’s other employees, including comprehensive medical and dental insurance and vision care.

The Company provides no other material benefits, perquisites or retirement benefits to the NEOs.

Potential Payments upon Change in Control or Termination of Employment

Capital Southwest offers change-in-control benefits under its long-term incentive plans to motivate executives to focus on transactions that are likely in the best interests of Capital Southwest’s shareholders, even though such transactions may result in a loss of employment for the executives. Capital Southwest believes its programs are consistent with market practices and therefore also serve to attract and retain its executives. Restricted Stock awards granted under the 2010 Restricted Stock Award Plan become fully vested upon a change in control (as defined in the 2010 Restricted Stock Award Plan).  However, if the Amendment and Restatement of the 2010 Restricted Stock Award Plan is approved by our shareholders, restricted stock awards granted under the 2010 Restricted Stock Award Plan, after approval of the Amendment and Restatement by our shareholders, that are outstanding at the time of a change of control will only vest upon such change in control if either (1) within two years following the change in control, the participant’s service is involuntarily terminated for reasons other than for cause or the participant terminates his or her employment or service for good reason or (2) such awards are not assumed or converted into replacement awards in a manner described in the 2010 Restricted Stock Award Plan.  See “Proposal Two—Approval of the Amendment and Restatement of the 2010 Restricted Stock Award Plan” for more details.

Clawback Policy

On April 25, 2018, our Board adopted a Clawback Policy effective for all incentive-based compensation (including cash and equity incentives) granted on or after April 25, 2018 in advance of the effective date of final rules or regulations expected to be adopted by the SEC and the effective date of listing requirements expected to be adopted by the Nasdaq Global Select Market that would implement the incentive-based compensation recovery requirements set forth in Section 10D of the 1934 Act.  We believe our Clawback Policy supports our compensation structure and further aligns the interests of our executive officers to the interests and concerns of our shareholders.  Our Clawback Policy applies to our executive officers, which currently consists only of our NEOs.

If the Company is required to prepare an accounting restatement due to the Company’s material non-compliance with any financial reporting requirement under the U.S. federal securities laws and the Compensation Committee reasonably, and in good faith, determines that any current or former executive officer of the Company who was granted and received incentive-based compensation on or after April 25, 2018 has willfully committed misconduct that contributed to the noncompliance that resulted in the Company’s obligation to prepare the accounting restatement, then the Compensation Committee will direct the Company to, subject to the terms of the Clawback Policy, use prompt and reasonable efforts to recover from each such executive officer the excess incentive-based compensation, as determined by the Compensation Committee, such executive officer received over what would have been received based on the accounting restatement.  For this purpose, “misconduct” means an act of fraud or dishonesty in the performance of an executive officer’s duties.  A restatement of the Company’s financial statements due to a change in accounting policies or principles shall not require a clawback of excess incentive-based compensation.  Additionally, if the Compensation Committee reasonably, and in good faith, determines that an executive officer who was granted and received incentive-based compensation on or after April 25, 2018 has engaged in detrimental activity, then the Compensation Committee will direct the Company to, subject to the terms of the Clawback Policy, use prompt and reasonable efforts to recover from such executive officer any incentive-based compensation that the Compensation Committee reasonably and in good faith deems appropriate.  For this purpose, “detrimental activity” includes the following: (1) use for profit or disclosure to unauthorized persons of confidential information or trade secrets of the Company; or (2) engagement in any misconduct that results in significant financial or reputational harm to the Company or any of its subsidiaries.

Stock Ownership and Holding Policy

On April 25, 2018, our Board adopted a Stock Ownership and Holding Policy that is applicable to all of our executive officers.  The Stock Ownership and Holding Policy requires our CEO to own common stock equal to four times his annual base salary, our CFO to own commons stock equal to three times his annual base salary and all other executive officers to own common stock equal to three times their base salary.  Our executive officers are also required to hold 100% of all net shares (i.e. shares remaining after payment of taxes) of our common stock acquired pursuant to the exercise of stock options or vesting of restricted stock until the earlier of twelve months following vesting (or exercise for stock options) or their termination of employment.  Our executive officers’ compliance with the Stock Ownership and Holding policy will be measured as of March 31st of each year.  Our Compensation Committee has discretion under the Stock Ownership and Holding Policy to grant a waiver of these requirements upon request based on the personal circumstances of our executive officers.  Currently, both of our NEOs are in compliance with the Stock Ownership and Holding Policy.

Compensatory Risk Assessment

Capital Southwest works to integrate sound risk management into its compensation programs. Capital Southwest implements a multi-faceted strategy to mitigate risk in compensation. Capital Southwest believes our focus on long-term stable compensation programs and our ability to retain long-term employees work to limit incentives to take unnecessary or imprudent risk-taking actions. Capital Southwest also provides stable fixed cash compensation to each of our executive officers to limit the financial exposure that our NEOs face as holders of significant equity in our enterprise.

In April 2018, the Compensation Committee undertook a review of its compensation programs and determined that the programs are not reasonably likely to have a material adverse effect on Capital Southwest. The Compensation Committee analyzed the competitiveness of the components of compensation described above on both an individual and aggregate basis. The Compensation Committee believes that the total compensation paid to the NEOs in fiscal 2018 was consistent with the overall objectives of the Company’s executive compensation program.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with Capital Southwest’s management and, based on our review and discussions, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee
John H. Wilson, Chairman
David R. Brooks
Jack D. Furst
T. Duane Morgan
William R. Thomas III

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table includes information concerning compensation received by our named executive officers for fiscal years 2018, 2017 and 2016:

									Change in
									Pension Value
									and
									Nonqualified
						Stock	Non-Equity		Deferred	All Other
	Fiscal					Awards	Incentive Plan		Compensation	Compen-
Name and Principal Position	Year	Salary		Bonus		(1)	Compensation		Earnings (2)	sation (3)	Total
Bowen S. Diehl(4)	2018	$442,000		$729,300		$786,240	$689,686	(8)	$—	$104,826	$2,752,052
President and Chief	2017	$442,000		$751,938	(9)	$624,450	$689,686	(8)	$—	$34,268	$2,542,342
Executive Officer	2016	$429,000		$669,900	(9)	$698,890	$689,686	(8)	$16,530	$114,295	$2,618,301
Michael S. Sarner(5)	2018	$373,000		$512,875		$655,200	$—		$—	$77,288	$1,618,363
Chief Financial Officer, Chief Compliance Officer,	2017	$373,000		$528,795	(9)	$499,560	$—		$—	$27,309	$1,428,664
Secretary and Treasurer	2016	$261,349	(6)	$557,649	(7)(9)	$356,880	$—		$—	$4,106	$1,179,984

(1)

These amounts represent the grant date fair value of restricted stock awards determined in accordance with ASC 718 based on the closing price of our common stock on the date of grant. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts do not correspond to the actual value that will be recognized by our named executive officers upon vesting of these grants. See Note 9 of the consolidated financial statements in Capital Southwest’s Annual Report for the fiscal year ended March 31, 2018 regarding assumptions underlying valuation of equity awards.

(2)

Amounts shown reflect the aggregate change during the year in actuarial present value of accumulated benefit under the Retirement Plan and the Restoration Plan, as applicable. The Retirement Plan was transferred to CSWI effective as of September 30, 2015, and CSWI assumed liability for all future funding obligations under the Retirement Plan. Therefore, amounts shown in this column for 2016 with respect to the Retirement Plan reflect the aggregate change during the partial year beginning April 1, 2015 and ending September 30, 2015. See Note 12 of the consolidated financial statements in Capital Southwest’s Annual Report for the fiscal year ended March 31, 2018 regarding assumptions used in determining these amounts.

(3)	See “All Other Compensation” table below for information regarding amounts included in this column.
(4)	Effective October 1, 2015 with the completion of the Spin-Off, Mr. Diehl was appointed President and Chief Executive Officer of Capital Southwest Corporation.
(5)

Effective July 14, 2015, Mr. Sarner joined Capital Southwest Corporation as Senior Vice President. Effective October 1, 2015 with the completion of the Spin-Off, Mr. Sarner was appointed Chief Financial Officer, Chief Compliance Officer, Secretary and Treasurer.

(6)	Mr. Sarner’s compensation reflects partial year salary from July 14, 2015 to March 31, 2016 for fiscal 2016.
(7)	“Bonus” for Mr. Sarner includes a $75,000 signing bonus awarded during the fiscal year ended March 31, 2016.
(8)

“Non-Equity Incentive Plan Compensation” for Mr. Diehl includes $689,686 in fiscal 2018, 2017 and 2016 for cash incentive awards under the Spin-Off Compensation Plan. The final payment of the plan was made in December 2017.

(9)	These numbers were previously reported in the column titled “Non-Equity Incentive Plan Compensation” for fiscal years 2017 and 2016, respectively.

All Other Compensation

		Accrued Non‑
		Vested
		Benefits Upon	401K
		Termination	Plan/ESOP
Name and Principal Position	Fiscal Year	of ESOP (1)	Contributions	Dividends (2)	Total
Bowen S. Diehl	2018	$—	$12,150	$92,676	$104,826
President and Chief	2017	$—	$9,894	$24,374	$34,268
Executive Officer	2016	$105,851	$8,044	$400	$114,295
Michael S. Sarner	2018	$—	$12,150	$65,138	$77,288
Chief Financial Officer, Chief Compliance Officer,	2017	$—	$13,344	$13,965	$27,309
Secretary and Treasurer	2016	$—	$4,106	—	4,106

(1)

Prior to the Spin-Off, our subsidiaries maintained two Employee Stock Ownership Plans, or ESOPs, and the Company made discretionary contributions to the ESOPs within limits established by the Code. In connection with the Spin-Off, the ESOPs related to CSWI employees were transferred to CSWI effective September 30, 2015. The account balances in the ESOPs of participants who remained our employees following the Spin-Off, including Mr. Diehl, were either transferred to the 401(k) Plan in the case of accrued vested benefits or paid in cash in the case of accrued unvested benefits. This column represents cash paid in connection with the transfer of the ESOPs. Effective 2015, the ESOPs transferred to CSWI in connection with the Spin-Off.

(2)	These amounts reflect dividends received on unvested restricted shares held by the NEO, which were not included in the grant date fair value of the awards previously reported.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to each grant of a plan-based award to our named executive officers in fiscal 2018.

Name	Grant Date	Stock Awards: Number of Shares of Stock(1)	Grant Date Fair Value of Stock Awards(2)
Bowen S. Diehl	11/15/2017	46,800	$786,240
Michael S. Sarner	11/15/2017	39,000	$655,200

(1)

These restricted stock awards under the 2010 Restricted Stock Award Plan vest one-fourth each year beginning on the first anniversary of the grant date, subject to continued employment. Restricted stock awards entitle the holder to dividends and voting rights beginning on the grant date.

(2)	The amounts represent the grant date fair value of restricted stock awards determined in accordance with ASC 718 based on the closing price of our common stock on the date of grant.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to the outstanding equity awards held by our named executive officers as of March 31, 2018.

Name	Number of securities underlying unexercised Options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price(1)	Option expiration date	Number of shares of stock that have not vested(2)	Market value of shares of stock that have not vested(3)
Bowen S. Diehl	11,952	5,975	$11.00	3/17/2024	103,644	$1,764,017
	52,661	—	$11.53	8/28/2024
Michael S. Sarner	—	—	—	—	76,875	$1,308,413

(1)	Represents the closing price on the date of grant.
(2)

With respect to Mr. Diehl, 1,000 shares of restricted stock will vest on March 17, 2019, 11,750 shares of restricted stock will vest on each of November 10, 2018 and 2019, 10,781 shares of restricted stock will vest on each of November 15, 2018, 2019 and 2020, and 11,700 shares of restricted stock will vest on each of November 15, 2018, 2019, 2020 and 2021. With respect to Mr. Sarner, 6,000 shares of restricted stock will vest on each of November 10, 2018 and 2019, 8,625 shares of restricted stock will vest on each of November 15, 2018, 2019 and 2020, and 9,750 shares of restricted stock will vest on each November 15, 2018, 2019, 2020 and 2021.

(3)

The value of the non-vested restricted stock was computed by multiplying the number of non-vested shares of restricted stock by $17.02, the closing stock price on March 29, 2018, the last trading day of fiscal 2018.

Option Exercises and Equity Awards Vested in Fiscal Year

The following table provides information regarding the vesting of restricted stock and the exercise of options held by each of our named executive officers for fiscal 2018.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Bowen S. Diehl	—	$—	37,531	$632,325
Michael S. Sarner	—	$—	14,625	$248,134

(1)	Includes vesting of the final one-third of restricted shares granted under the Spin-Off Compensation Plan.
(2)	The value realized equals the number of shares multiplied by the closing price on the day prior to the vesting date (not taking into account any net exercise for the payment of taxes).

Potential Payments Upon Termination or Change in Control

The agreements governing our restricted stock awards and our long-term cash incentive awards to employees, including NEOs, provide upon certain transactions involving a change in control or upon a participant’s death or disability (each as defined in the award agreement or plan documents), that unvested shares of restricted stock will fully vest and the long term cash incentive awards would be paid. The acceleration of unvested restricted stock would apply to both Mr. Sarner and Mr. Diehl, however the payment of the long-term cash incentive award would only apply to Mr. Diehl. All stock options currently unexercisable issued under the 2009 Stock Incentive Plan would become exercisable upon termination without cause, upon a change in control or upon a participant’s death or disability. This payment would only apply to Mr. Diehl. We are currently asking our shareholders to approve the Amendment and Restatement of the 2010 Restricted Stock Award Plan to, among other things, provide for Double-Trigger Vesting upon a change in control (as defined in the 2010 Restricted Stock Award Plan). See “Proposal Two – Approval of the Amendment and Restatement of the 2010 Restricted Stock Award Plan” for more information

The following table quantifies potential compensation that would have become payable to each of our NEOs if their employment had terminated on March 31, 2018, given the closing price of our common stock on that date. In addition, the table quantifies the compensation that would have become payable to each of our NEOs assuming that a change in control of Capital Southwest had occurred on March 31, 2018, and determining any amounts that would be payable under all compensation agreements in effect as of that date.

	Cash Payments	Acceleration of Equity Awards(1)	Total
Bowen S. Diehl
Termination for Cause	$—	$—	$—
Termination without Cause	—	—	—
Change in Control(2)	62,671	1,829,742	1,892,413
Death or Disability	62,671	1,829,742	1,892,413
Michael S. Sarner
Termination for Cause	—	—	—
Termination without Cause	—	—	—
Change in Control(2)	—	1,308,413	1,308,413
Death or Disability	—	1,308,413	1,308,413

(1)	Amounts reflected in this table do not include the value of any CSWI equity awards that will accelerate upon a change in control of CSWC.
(2)	Change of control payment does not assume or require termination of the employee.

Pay Ratio Disclosure

We are providing the following information about the relationship of the median of the annual total compensation of all of our employees (other than Mr. Diehl, our President and CEO) and the annual total compensation of Mr. Diehl.  As of March 31, 2018, we determined that the median of the annual total compensation of all of our employees, other than our CEO, was $244,696 and the annual total compensation of our CEO, as reported in the Summary Compensation Table in this Proxy Statement, was $2,752,052.  Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual compensation of all employees in fiscal 2018 was 11 to 1.

The pay ratio provided is a reasonable estimate as of March 31, 2018 calculated in a manner consistent with Item 402(u) of Regulation S-K.  The data used to calculate the pay ratio are specific to our Company and our employee population.  As a result, our pay ratio may not be comparable to the pay ratios of other companies.  We had 18 employees (excluding Mr. Diehl) as of March 31, 2018 all located in our Dallas, Texas office.  To identify the median employee from our employee population, we compared the salary, bonus, stock awards, option awards, non-equity incentive plan compensation, change in pension value, nonqualified deferred compensation earnings, accrued non-vested benefits upon transfer of the prior ESOP, 401(k) Plan/ESOP contributions and dividends. Upon identifying our median employee, we combined all of the elements of such employee’s compensation for fiscal 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual compensation for the median employee of $244,696.  The Company annualized the salary and bonus component of total compensation for employees that were employed by the Company for less than the full fiscal year.  We used the annual total compensation of our CEO as reported in the “Total” column of our Summary Compensation Table in this Proxy Statement.

PROPOSAL FOUR: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The Audit Committee has appointed RSM US LLP to serve as the independent registered accounting firm for the Company for the fiscal year ending March 31, 2019.

SEC regulations and the Nasdaq Stock Market Rules require the Company’s independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee. However, the Board considers the selection of an independent registered public accounting firm to be an important matter to shareholders. Accordingly, the Board considers a proposal for shareholders to ratify this appointment to be an opportunity for shareholders to provide input to the Audit Committee and the Board on a key corporate governance issue. If shareholders fail to ratify the appointment, the Audit Committee may, but is not required to, reconsider the appointment.

A representative of RSM US LLP will be present at the Annual Meeting and will have the opportunity to make a statement and is expected to be available to respond to appropriate questions you may have.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM FOR FISCAL 2019.

Audit and Other Fees Paid to Prior Independent Registered Public Accounting Firm

The following table sets forth fees for services rendered by RSM US LLP for fiscal 2018 and Grant Thornton LLP for fiscal 2017 as of the date of this proxy statement.

Service	2018	2017
Audit Fees (1)	$343,087	$232,000
Audit Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—
Total Fees	$343,087	$232,000

(1)

Audit fees include fees billed for the audit of our financial statements included in our Annual Report on Form 10-K, the review of financial statements included in our Quarterly Reports on Form 10-Q, the audit of the effectiveness of our internal control over financial reporting, and for services that are provided by RSM US LLP in connection with statutory regulatory filings or engagements.

(2)

Audit related fees would include fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent accountant, such as attest services that are not required by statute or regulation.

(3)	Tax fees would include professional services rendered for corporate and subsidiary tax compliance and consulting.
(4)	Fees for other services would include fees for products and services other than the services reported above.

The Audit Committee has determined that the provision of non-audit services by RSM US LLP was compatible with maintaining RSM US LLP’s independence. At its regularly scheduled and special meetings, the Audit Committee considers and pre-approves all audit, audit related and non-audit services to be performed by our independent accountants. In accordance with its charter, the Audit Committee approves in advance all audit, audit related and tax services to be provided by our independent public accountant. During fiscal 2018, all services were pre-approved by the Audit Committee in accordance with this policy.

Change in Independent Registered Public Accounting Firm

On June 12, 2017, the Audit Committee, following careful deliberation, approved the decision to change independent registered public accounting firms. On June 12, 2017, the Company notified Grant Thornton LLP (“Grant Thornton”) of its decision to dismiss Grant Thornton as the Company’s independent registered public accounting firm, effective as of that date.

The reports of Grant Thornton on the Company’s consolidated financial statements for the fiscal years ended March 31, 2017 and 2016 did not contain an adverse opinion or a disclaimer of opinion, and they were not qualified or modified as to uncertainty, audit scope, or accounting principles.

On June 12, 2017, the Company engaged RSM US LLP, as its new independent registered public accounting firm, effective immediately. The decision to engage RSM US LLP as the Company’s independent registered public accounting firm was approved by the Audit Committee. During the years ended March 31, 2017 and 2016, and during the subsequent interim period preceding RSM US LLP’s engagement, neither the Company nor anyone on its behalf has consulted with RSM US LLP regarding either: (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided that RSM US LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K or a

“reportable event,” as that term is defined in Item 304 (a)(1)(v) of Regulation S-K. RSM US LLP’s principal business address is 1 South Wacker, Chicago, Illinois 60606.

AUDIT COMMITTEE REPORT

The Audit Committee is currently composed of five members of the Board. Each member is an independent director as required by Sarbanes-Oxley and Nasdaq Stock Market Rules. The Audit Committee operates under a written charter adopted by the Board and reviewed annually by the Audit Committee. The charter is available on Capital Southwest’s website at http://www.capitalsouthwest.com/media/audit-committee-charter.pdf.

The Audit Committee oversees Capital Southwest’s financial reporting process and system of internal control over financial reporting on behalf of the Board. Management is responsible for preparing Capital Southwest’s financial statements and Capital Southwest’s reporting process, including Capital Southwest’s system of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of the valuation of securities and other significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing, and does not provide any expert or other special assurance as to such financial statements concerning compliance with the laws, regulations or accounting principles generally accepted in the United States (“GAAP”). The Audit Committee relies, without independent verification, on the information provided to them and on the representations made by management and Capital Southwest’s independent registered public accounting firm.

The Company’s independent registered public accounting firm, RSM US LLP,  was responsible for performing an independent audit of Capital Southwest’s consolidated financial statements for the fiscal year ended March 31, 2018 in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and for expressing an opinion on the conformity of those audited financial statements with GAAP. The Audit Committee reviewed with RSM US LLP its judgment as to the quality, not just the acceptability, of Capital Southwest’s accounting principles, the reasonableness of the valuation of securities and other significant judgments, the clarity of disclosures in the financial statements and such other matters as are required to be discussed with the Audit Committee by Statements on Auditing Standards No. 1301, as adopted by the PCAOB in Rule 3200T and by SEC Regulations S-X Rule 2‑07, Communications with Audit Committees, as currently in effect. The Audit Committee has received the written disclosures and the letter from RSM US LLP required by applicable requirements of the PCAOB regarding RSM US LLP’s communications with the Audit Committee concerning RSM US LLP’s independence, and has discussed with RSM US LLP the independent accountant’s independence.

The Audit Committee discussed with RSM US LLP the overall scope and plans for their audit and also met with them, with and without management present, to discuss the results of their audit, their evaluation of Capital Southwest’s system of internal controls over financial reporting and the overall quality of Capital Southwest’s financial reporting.

The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended March 31, 2018 with management and RSM US LLP and also discussed with management and RSM US LLP the process used to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the SEC and Sarbanes-Oxley to accompany our periodic filings with the SEC.

Based on the reviews and discussions referred to above and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee charter, all of the Audit Committee members, whose names are listed below, recommended to the Board that the Board approve the inclusion of the audited consolidated financial statements for the fiscal year ended March 31, 2018 in the Annual Report on Form 10‑K.

Audit Committee
Jack D. Furst, Chairman
David R. Brooks
T. Duane Morgan
William R. Thomas III
John H. Wilson

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our officers and directors and persons who beneficially own 10% or more of our common stock to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than 10% beneficial owners also are required by SEC rules to furnish us with copies of all Section 16(a) reports they file with the SEC. Based upon a review of the reports furnished to us and the written representations of our directors and officers, we believe that each of our officers, directors and 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during fiscal 2018, with the exception of Douglas Kelley and William Ashbaugh. Mr. Kelley and Mr. Ashbaugh each filed one late report for two transactions subject to Section 16(a) filing requirements. Mr. Kelley and Mr. Ashbaugh each failed to timely report the withholding of shares to pay taxes applicable to the vesting of restricted stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have written procedures in place for the review, approval and monitoring of transactions involving us and certain persons related to us. As a BDC, the 1940 Act restricts us from participating in transactions with any persons affiliated with us, including our officers, directors and employees and any person controlling or under common control with us, subject to limited exceptions.

In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with CSWC, our officers screen each of our transactions for any possible affiliations, close or remote, between the proposed portfolio investment, us, companies controlled by us and our employees and directors. The Audit Committee is responsible for approving related party transactions exceeding $50,000 in aggregate value.

In addition, our Code of Conduct and Code of Ethics, which are applicable to all of our employees, officers and directors, require that all employees, officers and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests. Our Code of Conduct and Code of Ethics are available at http://www.capitalsouthwest.com/governance.

OTHER MATTERS

As of the mailing date of this proxy statement, the Board knows of no other matters to be presented at the meeting. Should any of the matters requiring a vote of the shareholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

Shareholder Proposals for 2019 Annual Meeting

Any shareholder proposal for the annual meeting in 2019 must be sent to our corporate secretary at 5400 LBJ Freeway, Suite 1300, Dallas, Texas 75240, Attention: Secretary. The deadline for receipt of a proposal to be considered for inclusion in the 2019 proxy statement is 5 p.m., Central Time, on February 8, 2019. Our NCG Committee will review all shareholder proposals and makes recommendations to the Board for action on such proposals. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.

Our bylaws require that any shareholder wishing to nominate a candidate for director or to propose other business at the annual meeting in 2019 (other than proposals submitted pursuant to the SEC’s Rule 14a-8) must give us written notice between February 8, 2019 and March10, 2019, unless the 2019 annual meeting is called for a date that is not within 30 days before or after the anniversary of the 2018 annual meeting, in which case notice must be received in compliance with our bylaws. The notice must comply with the requirements of our bylaws, which may be found on our corporate website at www.capitalsouthwest.com/governance, and any applicable law. Any such business should be addressed to our corporate secretary at 5400 LBJ Freeway, Suite 1300, Dallas, Texas 75240, Attention: Secretary. Any proposal or nomination that is not timely received by our Secretary or otherwise does not meet the requirements set forth in our bylaws or applicable SEC rules may not be considered at the next annual meeting.

Reduce Duplicate Mailings

We are required to provide an annual report and proxy statement or notice of availability of these materials to all shareholders of record. If you share an address with another shareholder, you may receive only one set of proxy materials unless you have provided contrary instructions, we or your broker may discontinue mailings of multiple copies.

Once you have received notice from the account holder or us that they or we will discontinue sending multiple copies to the same address, you will receive only one copy until you are notified otherwise or until you revoke your consent. If you received only one copy of this proxy statement, the annual report and notice of availability of these materials and you wish to receive a separate copy for each shareholder at your household, or if, at any time, you wish to resume receiving separate proxy statements or annual reports or notices of availability, or if you are receiving multiple statements and reports and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares in your name. You can notify us by sending a written request to Capital Southwest Corporation, 5400 LBJ Freeway, Suite 1300, Dallas, Texas 75240, Attention: Secretary, or by contacting us at (214) 238‑5700, and we will promptly deliver materials as requested.

Appendix A

Capital Southwest Corporation Amended and Restated 2010 Restricted Stock Award Plan

1.	PURPOSE

This Plan is intended to foster and promote the long-term financial success of Capital Southwest Corporation and its Subsidiaries (the “Company Group”); to reward performance and to increase shareholder value by providing Participants appropriate incentives and rewards; to enable the Company Group to attract and retain the services of outstanding individuals upon whose judgment, interest and dedication the successful conduct of the Company Group’s businesses are largely dependent; to encourage Participants’ ownership interest in Capital Southwest Corporation; and to align the interests of employees with that of the Company’s shareholders.

2.	DEFINITIONS
(a) “1940 Act” means the Investment Company Act of 1940, as amended.
(b) “Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company, as such term is defined in Code Sections 424(e) and 424(f).
(c) “Award Agreement” means a written or electronic agreement evidencing and setting forth the terms of a Restricted Stock Award.
(d) “Board of Directors” means the board of directors of the Company.
(e) “Cause” means, unless otherwise specified in the Award Agreement or in an employment agreement with any member of the Company Group, with respect to a Participant:
(i) Commission of any act or acts of personal dishonesty intended to result in substantial personal enrichment to the Employee to the detriment of any Company Group member;
(ii) Conviction of, or entering into a plea of nolo contendere to, a felony;
(iii) In the case of an Employee, repeated failures to perform his responsibilities that are demonstrably willful and deliberate;

(iv) Intentional, repeated or continuing violation of any of the applicable Company Group member’s policies or procedures that occurs or continues after notice to the Participant that he or she has violated such policy or procedure; or

(v) Any material breach of a written covenant or agreement with a Company Group member, including the terms of this Plan or any material breach of fiduciary duty to a Company Group member.

A Participant shall be considered to have been discharged for Cause if the Company determines within 30 days after his resignation or discharge that discharge for Cause was warranted.

(f) “Change in Control” means

(i) The date any one person, or more than one “person” acting as a group, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person(s)) ownership of Common Stock possessing 51% or more of the total voting power of the Common Stock of the Company;

(ii) Individuals who at any time during the term of this Agreement constitute the board of directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election was approved by a vote of at least 75% of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii) considered as though such person were a member of the Incumbent Board;

(iii) Any consolidation or merger to which the Company is a party, if following such consolidation or merger, shareholders of the Company immediately prior to such consolidation or merger shall not beneficially own securities representing at least 51% of the combined voting power of the outstanding voting securities of the surviving or continuing corporation; or

(iv) Any sale, lease, exchange or other transfer (in one transaction or in a series of related transactions) of all, or substantially all, of the assets of the Company, other than to an entity (or entities) of which the Company or the shareholders of the Company immediately prior to such transaction beneficially own securities representing at least 51% of the combined voting power of the outstanding voting securities.

(g) “Code” means the Internal Revenue Code of 1986, as amended.
(h) “Committee” means the Compensation Committee of the Board of Directors.
(i) “Common Stock” means the Common Stock of the Company, par value, $1.00 per share.
(j) “Company” means Capital Southwest Corporation, a corporation organized under the laws of the State of Texas, and all successors to it.
(k) “Date of Grant” means the date when the Company completes the corporate action necessary to create the legally binding right constituting a Restricted Stock Award.
(l) “Disability” has the meaning set forth in Code Section 22(e)(3).
(m) “Effective Date” means the date the Plan is approved by the shareholders of the Company.
(n) “Employee” means any person employed by the Company or a Subsidiary. Directors who are employed by the Company or a Subsidiary shall be considered Employees under the Plan.
(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” on any date means the closing sales price of the Common Stock on the Nasdaq Global Select Market (or any other such exchange on which the Common Stock may be traded in the future) on the date of determination.  Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal.  The Committee’s determination of Fair Market Value shall be conclusive and binding on all persons.

(q) “Good Reason” means, unless otherwise specified in the Award Agreement or in an employment agreement with any member of the Company Group, with respect to a Participant, any one or combination of the following events without the Participant’s consent:

(i) a diminution in the Participant’s compensation;
(ii) a diminution in the Participant’s authority, duties or responsibilities; and
(iii) a relocation of 50 miles or more of the Participant’s primary work location.

A Participant shall be considered to have terminated for Good Reason only if: (A) the Participant provides notice to the Company of the Good Reason event(s) within 30 days of the initial occurrence of such event(s); (B) the Company has 60 days from the date such notice is received to cure such Good Reason event(s) but fails to do so; and (C) the Participant voluntarily terminates employment within 6 months of the initial occurrence of such Good Reason event(s).

(r) “Participant” means any person who holds an outstanding Restricted Stock Award.
(s) “Plan” means this Capital Southwest Corporation Amended and Restated 2010 Restricted Stock Award Plan.
(t) “Restricted Stock” or “Restricted Stock Award” means, individually or collectively, a grant of Shares under the Plan.
(u) “Share” means a share of Common Stock.
(v) “Subsidiary” means Capital Southwest Management Company.

(w) “Termination of Service” shall mean the termination of employment of an Employee by the Company and all Subsidiaries.  A Participant’s service shall not be deemed to have terminated because of a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service.  Furthermore, a Participant’s service with the Company Group shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company or a Subsidiary; provided,  however, that if any such leave exceeds 90 days, on the 91st day of such leave the Participant’s service shall be deemed to have terminated unless the Participant’s leave of absence is approved by the Committee.  Except as otherwise provided in any Award Agreement, the Participant’s service shall be deemed to have terminated upon the entity for which the Participant performs service ceasing to be a Subsidiary (or any successor).  Subject to the foregoing, the Company, in its discretion, shall determine whether a Participant’s service has terminated and the effective date of such termination.

3.	ADMINISTRATION

The Committee shall administer the Plan.  The Committee shall consist of two or more disinterested directors of the Company, who shall be appointed by the Board of Directors.  A member of the Board of Directors shall be deemed to be “disinterested” only if he satisfies such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.  The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan and subject to the approval by the required majority of the Company’s directors, as defined in Section 57(o) of the 1940 Act:

(a) The Committee shall have the sole and complete authority to:
(i) Determine the Employees to whom Restricted Stock Awards are granted, the type and amounts of Restricted Stock Awards to be granted and the time of all such grants;
(ii) Determine the terms, conditions and provisions of, and restrictions relating to, each Restricted Stock Award granted;
(iii) Interpret and construe the Plan and all Award Agreements;
(iv) Prescribe, amend and rescind rules and regulations relating to the Plan;
(v) Determine the content and form of all Award Agreements;
(vi) Determine all questions relating to Restricted Stock Awards under the Plan, including whether any conditions relating to a Restricted Stock Award have been met;

(vii) Consistent with the Plan and with the consent of the Participant, as appropriate, amend any outstanding Restricted Stock Award or amend the exercise date or dates thereof;

(viii) Determine the duration and purpose of leaves of absence that may be granted to a Participant without constituting termination of the Participant’s employment for the purpose of the Plan or any Restricted Stock Award;

(ix) Maintain accounts, records and ledgers relating to Restricted Stock Awards;
(x) Maintain records concerning its decisions and proceedings;
(xi) Employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable; and
(xii) Do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and to carry out the objectives of the Plan.

(b) Each Restricted Stock Award shall be evidenced by an Award Agreement containing such provisions as may be approved by the Committee.  Each Award Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of the Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement.  The terms of each Award Agreement shall be in accordance with the Plan, but each Award Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan.  In particular, and at a minimum, the Committee shall set forth in each Award Agreement (i) the number of Shares subject to the Restricted Stock Award; (ii) the expiration date of the Restricted Stock Award; (iii) the manner, time, and rate (cumulative or otherwise) of vesting of such Restricted Stock Award; and (iv) the restrictions, if any, placed upon such Restricted Stock Award, or upon Shares which may be issued upon vesting of such Restricted Stock Award.  The Chairman of the Committee and such other directors and officers as shall be designated by the Committee is hereby authorized to execute Award Agreements on behalf of the Company and to cause them to be delivered to the recipients of Restricted Stock Awards.

4.	STOCK SUBJECT TO THE PLAN
(a) General Limitations.

(i) Subject to adjustment as provided in Section 11 of the Plan, the maximum number of Shares reserved for issuance in connection with Restricted Stock Awards under the Plan is 1,488,000 Shares.  Subject to adjustment as provided in Section 11 of the Plan, the total number of Shares that may be outstanding as Restricted Stock under all of the Company’s compensations plans shall not exceed 10% of the outstanding Shares on the effective date of the Plan plus 10% of the Shares issued or delivered by the Company (other than pursuant to any Employee compensation plans) during the term of the Plan.

(ii) The amount of voting securities that would result from the exercise of all the Company’s outstanding warrants, options, and rights, together with any Restricted Stock issued pursuant to this Plan and any other compensation plan of the Company, at the time of issuance shall not exceed 25% of the outstanding voting securities of the Company; provided,  however, that if the amount of voting securities that would result from the exercise of all the Company’s outstanding warrants, options, and rights issued to the Company’s directors, officers, and employees, together with any Restricted Stock issued pursuant to this Plan and any other compensation plan of the Company, would exceed 15% of the outstanding voting securities of the Company, then the total amount of voting securities that would result from the exercise of all outstanding warrants, options, and rights, together with any Restricted Stock issued pursuant to this Plan and any other compensation plan of the Company, at the time of issuance shall not exceed 20% of the outstanding voting securities of the Company.

(b) Other Rules.

(i) The number of Shares associated with a Restricted Stock Award originally counted against the limitations as the result of the grant of the Restricted Stock Award shall be restored against the limitations and be available for reissuance under this Plan if and to the extent the Restricted Stock Award is surrendered, cancelled, expires, terminates or is forfeited for any reason.

(ii) Shares withheld by, or otherwise remitted to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on a Restricted Stock, or upon any other payment or issuance of Shares under the Plan shall not become available for issuance or reissuance under the Plan.

(iii) Shares issued under the Plan may be either authorized but unissued Shares, authorized Shares previously issued held by the Company in its treasury which have been reacquired by the Company, or Shares purchased by the Company in the open market.

5.	ELIGIBILITY

Subject to the terms of the Plan, all Employees shall be eligible to receive Restricted Stock Awards under the Plan as selected and determined by the Committee.

6.	RESTRICTED STOCK AWARDS

The Committee may, subject to the limitations of the Plan and the availability of Shares reserved but not previously awarded under this Plan, grant Restricted Stock Awards to eligible Employees upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a) Payment of the Restricted Stock Award. The Restricted Stock Award may only be made in whole Shares.

(b) Terms of the Restricted Stock Awards.  The Committee shall determine the dates on which Restricted Stock Awards granted to a Participant shall vest and any specific conditions which must be satisfied prior to the vesting of any installment or portion of the Restricted Stock Award.  Any such vesting period will be no shorter than one year as of the Date of Grant.  Notwithstanding the foregoing, up to 5% of the maximum number of Shares available for issuance under this Plan as provided for in Section 4(a), as such may be adjusted under Section 11, may be used for awards that do not at the Date of Grant comply with the one-year minimum vesting period.  The Committee may, in its sole discretion, accelerate the vesting of any Restricted Stock Awards after the Date of Grant except in the event of a Change in Control.  The acceleration of any Restricted Stock Award shall create no right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other Restricted Stock Awards.

(c) Termination of Service.  Unless otherwise determined by the Committee or as otherwise provided herein, upon a Participant’s Termination of Service for any reason, including retirement, other than Disability or death, the Participant’s unvested Restricted Stock Awards as of the date of termination shall be forfeited and any rights the Participant had to such unvested Restricted Stock Awards shall become null and void.  Unless otherwise provided in the applicable Award Agreement, in the event of a Participant’s Termination of Service due to Disability or death, all unvested Restricted Stock Awards held by such Participant shall immediately vest.

(d) Treatment Upon a Change in Control.  In the event of a Change in Control, all unvested Restricted Stock Awards held by a Participant that were granted on or after the Effective Date shall vest upon the Change in Control if either (i) within two years following the Change in Control, the Participant’s service is involuntarily terminated for reasons other than for Cause or the Participant terminates his or her employment or service for Good Reason or (ii) such Restricted Stock Awards are not assumed or converted into replacement awards in a manner described in Section 11(b)(iii).  All unvested Restricted Stock Awards held by a Participant that were granted before the Effective Date shall continue to be subject to the terms of the Plan as in effect prior to the Effective Date.

7.	DIVIDENDS, DISTRIBUTIONS AND OTHER RIGHTS.

(a) Dividends.  A Participant holding a Restricted Stock Award shall, unless otherwise provided in the applicable Award Agreement, be entitled to receive, with respect to each such Share covered by a Restricted Stock Award, a payment equal to any dividends or distributions.

(b) Voting of Restricted Stock Awards.  After a Restricted Stock Award has been granted, but for which Shares covered by such Restricted Stock Award have not yet vested, the Participant shall be entitled to vote such Shares subject to the rules and procedures adopted by the Committee for this purpose.

(c) Restrictive Legend.  Each certificate issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, at the discretion of the Board of Directors, each such certificate shall be held by the Company until the Restricted Stock has vested.  Each such certificate shall bear the following (or a similar) legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Capital Southwest Corporation Amended and Restated 2010 Restricted Stock Plan and an agreement entered into between the registered owner and Capital Southwest Corporation.  A copy of such plan and agreement is on file at the principal office of Capital Southwest Corporation.”

8.	RIGHTS OF PARTICIPANTS

Nothing contained in this Plan or in any Award Agreement confers on any person any right to continue in the employ or service of the Company or an Affiliate or interferes in any way with the right of the Company or an Affiliate to terminate a Participant’s services.

9.	DESIGNATION OF BENEFICIARY

A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Restricted Stock Award to which the Participant would then be entitled.  Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing.  If a Participant fails to designate a beneficiary, then the Participant’s estate will be deemed to be the beneficiary.

10.	TRANSFERABILITY OF RESTRICTED STOCK AWARDS

No Restricted Stock Award granted hereunder shall be transferable, voluntarily or involuntarily, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code.

11.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR A CHANGE IN CONTROL

(a) Adjustment Clause.  In the event of any change in the outstanding Shares by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other change affecting the outstanding shares of Stock as a class without the Company’s receipt of consideration, or other equity restructuring within the meaning of Financial Accounting Standard No. 123 (revised 2004), appropriate adjustments shall be made to the aggregate number of shares of Stock with respect to which Restricted Stock Awards may be made under the Plan.  The Committee shall also make appropriate adjustments described in the previous sentence in the event of any distribution of assets to shareholders other than a normal cash dividend.  Adjustments, if any, and any determination or interpretations, made by the Committee shall be final, binding and conclusive.  Any adjustment made under this Section 11 will be made in accordance with any required action by shareholders of the Company, the provisions of any applicable corporate law and the approval of the required majority, as defined in Section 57(o) of the 1940 Act, of the Company’s directors.  Conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration.  Except as expressly provided herein, no issuance by the Company of shares of any class or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to a Restricted Stock Award.

(b) Change in Control. If a Change in Control occurs, the Committee may, in its discretion and subject to the limitations set forth in Section 6(d) of the Plan:

(i) Cancel outstanding Restricted Stock Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Restricted Stock Awards, as determined by the Committee or the Board of Directors in its sole discretion;

(ii) Substitute other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for Shares subject to outstanding Restricted Stock Awards; and

(iii) Arrange for the assumption of Restricted Stock Awards, or replacement of Restricted Stock Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following the transaction (as well as any corresponding adjustments to Restricted Stock Awards that remain outstanding based upon Company securities);

No such adjustments may, however, change the vesting schedule for an outstanding Restricted Stock Award upon a Change in Control or otherwise change the value of benefits available to a Participant under an outstanding Restricted Stock Award.

12.	TAX WITHHOLDING

The Company’s obligation to make cash payments pursuant to a Restricted Stock Award or deliver Shares, or any other event with respect to rights and benefits hereunder, shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and employment tax withholding obligations. To the extent that the Company is required to withhold any federal, state or local income and employment taxes in respect of any compensation income realized by the Participant in respect of Shares acquired pursuant to a Restricted Stock Award, or in respect of any Shares becoming vested, then the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such federal, state or local income and employment taxes required to be so withheld. If no such payments are due or become due to such Participant, or if such payments are insufficient to satisfy such federal, state or local income or employment taxes, then such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold Shares, or to deliver to the Company Shares that he or she already owns, having a value equal to the amount required to be withheld. The value of the Shares to be withheld, or delivered to the Company, shall be based on the Fair Market Value of Shares on the date the amount of tax to be withheld is determined.  In no event will the Fair Market Value of Shares to be withheld and delivered pursuant to this Section 12 exceed the minimum amount required to be withheld, unless (a) an additional amount can be withheld and not result in adverse accounting consequences, (b) such additional withholding amount is authorized by the Committee, and (c) the total amount withheld does not exceed the Participant’s estimated tax obligations attributable to the applicable transaction.  As an alternative, the Company may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

13.	AMENDMENT OF THE PLAN AND RESTRICTED STOCK AWARDS

(a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively.  Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring such approval or ratification.  Other provisions of this Plan will remain in full force and effect.  No such termination, modification or amendment may adversely affect the rights of a Participant under an outstanding Restricted Stock Award without the written permission of such Participant.

(b) The Committee may amend any Award Agreement, prospectively or retroactively; provided, however, that no such amendment shall adversely affect the rights of any Participant under an outstanding Restricted Stock Award without the written consent of such Participant.

14.	RIGHT OF OFFSET

The Company will have the right to offset against its obligation to deliver Shares (or other property) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Restricted Stock Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement.  This right of offset shall not be an exclusive remedy and the Company’s election not to exercise the right of offset with respect to any amount payable to a Participant shall not constitute a waiver of this right of offset with respect to any other amount payable to the Participant or any other remedy.

15.	DETRIMENTAL ACTIVITY AND RECAPTURE PROVISIONS.

Any Award Agreement may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company Group or (b) within a specified period after termination of such employment or service, engages in any detrimental activity, as described in the applicable Award Agreement or such clawback policy.  In addition, notwithstanding anything in this Plan to the contrary, any Award Agreement or such clawback policy may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any Shares issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission, the NASDAQ or any national securities exchange or national securities association on which the Shares may be traded.

16.	EFFECTIVE DATE OF PLAN

The Plan shall become effective immediately upon its approval by the Company’s shareholders.

17.	TERMINATION OF THE PLAN

The right to grant Restricted Stock Awards under the Plan will terminate 10 years after the Effective Date.  The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect a Participant’s rights under an outstanding Restricted Stock Award.

18.	APPLICABLE LAW; COMPLIANCE WITH LAWS

(a) The Plan will be administered in accordance with the laws of the State of Texas and applicable federal law.  Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any Shares under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.  Prior to the issuance of any Shares under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares.

(b) It is the intention of the Company that no Restricted Stock Award shall be “deferred compensation” subject to Code Section 409A, and the Plan and the terms and conditions of all Restricted Stock Awards shall be interpreted accordingly.

(c) Notwithstanding anything in this Plan or an Award Agreement to the contrary, nothing in this Plan or in an Award Agreement prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity, a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

19.	NO GRANTS IN CONTRAVENTION OF THE 1940 ACT

(a) At all times during such periods as the Company qualifies or intends to qualify as a “business development company,” no Restricted Stock Award may be granted under the Plan if the grant or terms of such Restricted Stock Award would cause the Company to violate Section 61 of the 1940 Act (or any other provision of the 1940 Act applicable to “business development companies”), and, if approved for grant, such an award will be void and of no effect.

(b) In furtherance of the intent that Restricted Stock Awards available to be granted under the Plan be limited to those that can be granted by a “business development company” qualifying as such under the 1940 Act, except as otherwise permitted by exemptive relief or other relief that may be granted by the Securities and Exchange Commission or its staff and determined by the Board of Directors, Restricted Stock may be awarded only in exchange for full payment thereof (as determined by the Board of Directors).

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instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS  PROXY  CARD  IS  VALID  ONLY  WHEN  SIGNED  AND  DATED.

For	Withhold	For All	To withhold authority to vote for any
All	All	Except	individual nominee(s), mark “For All
The Board of Directors recommends you vote FOR	Except” and write the number(s) of the
the following:	nominee(s) on the line below.

1. Election of Directors

Nominees

01 Christine S. Battist	02 David R. Brooks	03 Bowen S. Diehl	04 Jack D. Furst	05 T. Duane Morgan
06 William R. Thomas III	07 John H. Wilson

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain

2 Proposal to approve the Capital Southwest Corporation Amended and Restated 2010 Restricted Stock Award Plan.
		
3 Proposal to approve, on an advisory basis, executive compensation.
		
4 Proposal to ratify the appointment by our Audit Committee of RSM US LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2019.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com

CAPITAL SOUTHWEST CORPORATION

Annual Meeting of Shareholders

August 2, 2018 9:00 AM

This proxy is solicited by the Board of Directors

The shareholders hereby appoint Michael S. Sarner and Ally Benson, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of Capital Southwest Corporation, that the shareholders is/are entitled to vote at the Annual Meeting of shareholders to be held at 9:00 AM, CDT on August 2nd, 2018, at the Hilton Dallas Lincoln Centre located at 5410 LBJ Freeway, Dallas, Texas 75240, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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